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                                                                   EXHIBIT 10.23


                                   AGREEMENT

made as of the _________Fifth_________________ day of____May____ in the year of Nineteen Hundred and Ninety-Seven

BETWEEN the Owner:   SYMANTEC CORPORATION
(Name and address)   10201 Torre Avenue
                     Cupertino, CA  95014

and the Contractor:  WEBCOR BUILDERS
(Name and address)   2755 Campus Drive
                     San Mateo, CA 94403-2514

the Project is:      SYMANTEC - CC5 OFFICE BUILDING/PARKING STRUCTURE
(Name and address)   10200 S. DeAnza Boulevard
                     Cupertino, CA  95014

the Architect is:    HELLMUTH, OBATA & KASSABAUM, INC.
(Name and address)   71 Stevenson Street, Suite 2200
                     San Francisco, CA  94105

The Owner and Contractor agree as set forth below.

                                    ARTICLE 1
                             THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern except that the General Conditions shall govern if they are inconsistent with this Agreement.

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                                    ARTICLE 2
                            THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

     Construction of a four story, 143,000 square foot office building ("Office Building") with a four level, 291,000 square foot, 777 stall subterranean parking structure ("Parking Structure") and related site work ("Site Work"). The scope of the Work shall include all shell work for the Office Building and related Site Work ("Shell Improvements"), the construction of the Parking Structure and related Site Work ("Parking Improvements") and, at the option of and in the sole discretion of Owner, some or all of the tenant improvements for the Office Building ("Tenant Improvements"). If Owner elects to have the Contractor construct the Tenant Improvements, such election shall be confirmed in a Change Order signed by the Owner and Contractor containing the terms upon which such improvements will be constructed by Contractor (including an increase in the Guaranteed Maximum Price).

                                    ARTICLE 3
                           RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Owner, Architect and Development Manager and utilize the Contractor's best skill, efforts and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to make best efforts to furnish at all times an adequate supply of workers and materials; and to perform the Work in the best way and most expeditious and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

3.2 Nothing contained in the Contract Documents shall create a contractual relationship between Owner and any third party. It is understood and agreed, however, that Owner shall be an intended third party beneficiary of all contracts between Contractor and third parties for labor or materials related to the Project. The Contractor shall include a provision in each subcontract, and shall require each subcontractor to include a similar provision in any sub-subcontracts, providing that Owner is a third party beneficiary of such subcontract or sub-subcontract.

                                    ARTICLE 4
                 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured; it shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.


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(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

     The date of commencement shall be March 17, 1997 ("Commencement Date").

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

4.2 The Contractor shall achieve Substantial Completion (i) of the entire Work excluding Tenant Improvements not later than July 10, 1998, and (ii) of the entire Work, including Tenant Improvements, if applicable, not later than August 14, 1998; provided, however, that Substantial Completion with respect to item
(ii) shall be extended to the extent the programming, design and permitting for the tenant improvements is not concluded, through no fault of Contractor, in time to commence construction of the of the tenant improvements on or before March 26, 1998.

(Insert the calendar date or number of calendar days after the date of commence. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)


, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time.)


                                    ARTICLE 5
                                  CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor's performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor's Fee determined as follows:

(State a lump sum of Cost of the Work or other provision for determining the Contractor's Fee, and explain how the Contractor's Fee is to be adjusted for changes in the Work.)


     The Contractor's Fee for the Shell Improvements, Parking Improvements and Site Work shall be two and one-half percent (2.5%) of the Cost of the Work for such improvements. The Contractor's Fee for the Tenant Improvements, if applicable, shall be three percent (3%) of the Cost of the Work for such improvements.



5.2   GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed the amount to be established pursuant to this Paragraph 5.2.1 [Dollars($_________)] subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price.

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enclosed in brackets "[" and "]" in the electronic format.


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Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

(Insert specific provisions if the Contractor is to participate in any savings.)


     Within fifteen (10) days after Contractor receives completed Construction Drawings and Specifications, Contractor shall submit to Owner a proposed Guaranteed Maximum Price (excluding Tenant Improvements) based on the subcontractor bids selected in accordance with Article 10 of this Agreement and
Article 5 of the General Conditions and in such detail as Owner shall reasonably request but in any event is such detail as the schedule of values contemplated in Paragraph 12.5.1. The actual Guaranteed Maximum Price shall be determined and agreed upon by Owner and Contractor within ten (10) days of Owner's receipt of such proposal, but in no event later than June 30, 1997. In the event Owner and Contractor cannot agree on the actual Guaranteed Maximum Price by such date, then either party may terminate this Agreement and such termination shall be deemed a Termination for Convenience pursuant to Paragraph 14.2 of the General Conditions. The estimate of the Guaranteed Maximum Price (exclusive of the Contractor's Fee) based on preliminary construction drawings and specifications ("Preliminary Guaranteed Maximum Price") is as follows:

                  Office Building         $ 9,822,855
                  -----------------------------------
                  Parking Structure       $ 9,652,125
                  -----------------------------------
                  Site Work               $ 1,048,331
                  -----------------------------------
                  CC5/WHQ Interconnect    $   121,763
                  -----------------------------------
                                          $20,645,074
                  -----------------------------------

5.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates, not only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid.)


5.2.3 The amounts agreed to for unit prices, if any, are as follows:

(State unit prices only if a Guaranteed maximum Price is inserted in Subparagraph 5.2.1)


                                    ARTICLE 6
                               CHANGES IN THE WORK

6.1   CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in subparagraph 7.3.3 of the General Conditions.


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6.1.2 In calculating adjustments to subcontracts (except those awarded with the
Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of the General Conditions and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph
7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of [those subcontracts] this Agreement, unless the Owner has furnished the Contractor with prior written approval of the form and substance of a subcontract, in which case such adjustments shall be calculated in accordance with the terms and conditions of that subcontract.

6.1.3 In calculating adjustments to this Contract, the terms "cost" and "costs" as used in the above-referenced provisions of the General Conditions shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Paragraph 5.1 of this Agreement.

6.1.4 Contractor understands and agrees that neither the Contract Sum nor the Contract Time may be increased or extended except as provided in the Contract Documents. Contractor agrees that the Contract Sum and Contract Time cannot be changed by implication, oral agreement, course of conduct, course of dealing, or other method not specifically set forth in the Contract Documents. The Owner's decision in any instance to increase the Contract Sum or extend the Contract Time when such increase or extension is not required by the Contract Documents (e.g., pursuant to an oral agreement) shall not serve to waive Owner's right to require a written Change Order or Change Directive in every other instance and shall not estop Owner from denying any other increase or extension that is not required under the express provisions of the Contract Documents.

[6.2   CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE]

[6.2.1 Increased costs for the items set forth in Article 7 which result from changes in the Work shall become part of the Cost of the Work, and the Contractor's Fee shall be adjusted as provided in Paragraph 5.1.]

[6.3   ALL CONTRACTS]

[6.3.1 If no specific provision is made in Paragraph 5.1 for adjustment of the Contractor's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Paragraph 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor's Fee shall be equitably adjusted on the basis of the Fee established for the original Work.]


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                                    ARTICLE 7
                             COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7 and Paragraph 7.5.2 of the General Conditions. Notwithstanding anything to the contrary contained in this Article 7, the Cost of the Work shall not include items set forth in Paragraph 7.5.1 of the General Conditions.

7.1.1  LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

7.1.1.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's agreement.

(If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to the included and whether for all or only part of their time.)

7.1.1.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions (but not merit bonuses), provided such costs are based on wages and salaries included in the Cost of the Work under Clauses 7.1.1.1 through 7.1.1.3.

7.1.2  SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts properly entered into under the terms of the Contract Documents.

7.1.3  COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED
CONSTRUCTION

7.1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be [handed] properly stored at the Project site, or in accordance with the Owner's instructions, turned over to the Owner at the completion of the Work or, at the Owner's


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option, shall be sold by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

7.1.4.1 Costs, including transportation, [installation,] and maintenance, [dismantling and removal] of materials, supplies, temporary facilities, [machinery,] equipment, and hand tools not customarily owned by the construction workers, [which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.] and consumed in the performance of the Work. Any such items used but not consumed, which are paid for by the Owner, shall become the property of the Owner and shall be delivered to the Owner upon completion of the Work in accordance with instructions furnished by the Owner. If the Owner elects, however, the Contractor shall purchase any such items from the Owner at a purchase price equal to the original cost charged to the Owner, less the reduction in fair market value resulting directly from use of any such item in connection with the Work or such other price which is mutually acceptable to the Owner and the Contractor. Upon demand by the Owner, the Contractor shall furnish the Owner with any information and documentation necessary to verify the period of time for which such items were used in connection with the Work.

7.1.4.2 [Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.] Rental charges of all necessary machinery and equipment, exclusive of hand tools, used at the site of the Work, whether rented from the Contractor, including installation, minor repairs and replacements, dismantling, removal, transportation and delivery costs thereof. Such rental charges shall be consistent with those generally prevailing in the location of the Project. The Contractor shall obtain bids for all machinery and equipment to be rented from no less than two (2) responsible suppliers other than the Contractor itself or an affiliate. The Owner shall, with the advice of the Contractor and the Development Manager, determine which bid is to be accepted and, if the Contractor is offering to rent its equipment or machinery, determine whether to accept one of the bids or whether to accept Contractor's offer to rent such equipment or machinery. In no event shall the Contractor be entitled to reimbursement for any cumulative total of rental charges in connection with any single piece of machinery or equipment in excess of the difference between (x) the fair market value of the piece of machinery or equipment on the date it is first rented in connection with the Work, and (y) the fair market value of the piece of machinery or equipment on the last day it is rented in connection with the Work. The Contractor shall pay any excess rental charges.

7.1.4.3 Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.


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7.1.4.5 That portion of the reasonable travel and subsistence expenses of the
Contractor's personnel incurred while traveling in discharge of duties connected with the Work. Expenses shall be substantiated by documentation in form and substance satisfactory to Owner.

7.1.5  MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds required by the Contract; provided, however, that such bond costs (other than those paid to Subcontractors or Sub-subcontractors) shall not be included in the Cost of the Work for purposes of calculating the Contractor's Fee.

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor's Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor's fault or negligence.

7.1.5.7 Costs incurred by Contractor prior to the date of commencement in good faith with written approval of Owner.

7.1.6  OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.


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7.2  EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions to the extent not (i) caused by the Contractor, a Subcontractor or anyone for whom either is responsible, or (ii) capable of being prevented through timely notice of an unsafe condition to the Owner.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work [other than that described in Subparagraph 7.2.2, provided such damage [did not result from the fault or negligence of] was not caused by the Contractor, [or the Contractor's personnel] a Subcontractor, a Sub-subcontractor or anyone for whom either is responsible, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise provided that any absence of collectible insurance is not due to the Contractor's breach of the Contract or a contract for insurance.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor's personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

7.3  GENERAL CONDITIONS

7.3.1 Costs as defined herein shall be actual costs paid by the Contractor, less all discounts, rebates and salvages which shall be taken by the Contractor, subject to Article 9 of the Agreement. All payments made by the Owner pursuant to this Article 7, whether those payments are actually made before or after the execution of the Contract, are to be included within the Guaranteed Maximum Price to be established pursuant to Paragraph 5.2 above; provided, however, that in no event shall the Owner be required to reimburse the Contractor for any portion of the Cost of the Work incurred prior to the Commencement Date unless the Contractor has received the Owner's written consent prior to incurring such cost.

7.3.2 Notwithstanding the breakdown or categorization of any costs to be reimbursed in this Article 7 or elsewhere in the Contract Documents, there shall be no duplication of payment in the


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event of any particular items for which payment is requested can be characterized as falling into more than one of the types of compensable or reimbursable categories.

7.3.3 Any costs which comprise the Cost of the Work as described in Article 7 or in Paragraph 7.5.2, which are also set forth in the Schedule of General Conditions Costs attached hereto as Exhibit G, are subject to an aggregate limit of ____________ Dollars ($_________).


                                    ARTICLE 8
                           COSTS NOT TO BE REIMBURSED

8.1 The Cost of the Work shall not include (i) those items set forth in Paragraph 7.5.1 of the General Conditions, and (ii) the following:

8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractor's principal office or offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in
Article 14.

8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

8.1.3 Overhead and general expenses, except as may be expressly included in
Article 7.

8.1.4 The contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6 Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph 13.5 of this Agreement, costs due to the fault or negligence of, or failure to comply with the requirements of the Contract Documents by, the Contractor, Subcontractors, anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7 Any cost not specifically and expressly described in Article 7 of this Agreement or in Paragraph 7.5.2 of the General Conditions.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.


                                    ARTICLE 9
                         DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the contractor with which to make payments; otherwise, cash discounts shall accrue to the


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Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the contractor shall make provisions so that they can be secured. The Contractor shall not obtain for its own benefit any cash discounts in connection with the Work prior to providing the Owner with seven (7) days prior written notice of the potential discount and an opportunity to furnish funds necessary to obtain such discount on behalf of the Owner.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work and a reduction in the Guaranteed Maximum Price.


                                   ARTICLE 10
                        SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the [Architect] Development Manager. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Development Manager or Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Development Manager [Architect] (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; [and] (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, and (4) Owner's objection to the specific bidder recommended to Owner by Contractor is not reasonable; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the lesser of (i) the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner, and (ii) the difference between the bid of the person or entity recommended by the Owner to the Contractor and the amount attributable to such subcontract or other agreement in the original schedule of values with respect to the Guaranteed Maximum Price submitted by the Contractor and accepted by the Owner.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.


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                                   ARTICLE 11
                               ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years alter final payment, or for such longer period as may be required by law.

11.2 If any inspection by Owner of Contractor's records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda or any other data relating to the Contract Documents reveals an overcharge, Contractor shall pay Owner upon demand an amount equal to the overcharge, plus simple interest from the date of such overcharge at the annual rate of 10% as reimbursement for said overcharge and the administrative expenses incurred in determining the overcharge. The requirements of this Paragraph 11.2 shall not apply to any portion of an overcharge which is the subject of a good faith dispute between the Owner and the Contractor.

                                   ARTICLE 12
                                PROGRESS PAYMENTS

12.1 Based upon Applications for Payment and all supporting documentation submitted to the [Architect] Development Manager by the Contractor and Certificates for Payment issued [by the Architect] pursuant to Article 9 of the General Conditions, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each Application for Payment shall be [one calendar month ending on the last day of the month, or as follows] as established in
Article 9 of the General Conditions.[:]

12.3 [Provided an Application for Payment is received by the Architect not later than the ______________ day of a month, the Owner shall make payment to the Contractor not later than the ______________________ day of the ______________
month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than ______________ days after the Architect receives the Application for Payment.] Applications for Payment shall be submitted and paid in accordance with the provisions set forth in the General Conditions.

12.4 With each Application for Payment the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or [Architect] Development Manager to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment; plus (4) retainage provided in Subparagraph 12.5.4, if any,


Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

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

applicable to prior progress payments. In addition to any other items required in this Paragraph 12.4 or in Paragraph 9.3.1.3 of the General Conditions, each Application for Payment shall be accompanied by the following, all in form and substance reasonably satisfactory to the Owner and in compliance with applicable California statutes:

      (1) Duly executed waivers of mechanics' and materialmen's liens from the Contractor and all such Subcontractors, establishing payment or satisfaction of the payment requested by the Contractor in the Application for Payment; and

      (2) Such other information, documentation and materials as the Owner or the Development Manager may require, including without limitation invoices from Subcontractors or Sub-subcontractors evidencing amounts requested in such Application for Payment.

12.5  CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the [Architect] Development Manager may require. This schedule, unless objected to by the [Architect] Development Manager or the Owner, shall be used as a basis for reviewing the Contractor's Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in subparagraph 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change order.

12.5.3.2 If approved in advance in writing by the Owner, [Add] add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably


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enclosed in brackets "[" and "]" in the electronic format.

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

stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

12.5.3.3 Add the Contractor's Fee, less retainage of ten percent (10%). The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.5.3.4 Subtract the aggregate of previous payments made by the Owner.

12.5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Architect and Development Manager has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions and other amounts, not including retainage described in Paragraph 12.5.3.3, properly held by the Owner under the Contract Documents at the time of each progress payment.

12.5.4 Additional retainage, if any, shall be as follows: The Owner shall withhold as retainage ten percent (10%) of all Cost of the Work items and of the Contractor's Fee included in each Application for Payment; provided, however, at no time shall retainage in the aggregate exceed five percent (5%) of the Cost of the Work. Retainage for Cost of the Work attributable to rebar, concrete, shoring, mass excavation and certain other trades may be subject to a further limitation on retainage as approved in writing by Owner, Lender and Contractor. Any retainage under this Paragraph 12.5.4 shall not duplicate any amounts retained pursuant to Subparagraphs 12.5.3.3, 12.7.1, or 12.7.2. The Owner shall have the option, but not the obligation, to reduce the retainage requirement of this Agreement or release any portion of retainage prior to the date specified in the Contract Documents. Any exercise of this option, however, shall be in writing and shall not be a waiver of (1) any of the Owner's rights to retainage in connection with other payments to the Contractor, or (2) any other right or remedy that the Owner has under the Contract Documents, at law or in equity.

(If it is intended to retain additional amounts from progress payments to the Contractor beyond (1) the retainage from the Contractor's Fee provided in Clause 12.5.3.3, (2) the retainage from Subcontractors provided in Paragraph 12.7 below, and (3) the retainage, if any, provided by other provisions of the contract, insert provision for such additional retainage here. Such provision, if made, should also describe any arrangement for limiting or reducing the amount retained after the Work reaches a certain state of completion.)

[12.6  CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

12.6.1 Applications for Payment shall show the Cost of the Work actually incurred by the Contractor through the end of the period covered by the Application for Payment and for which the Contractor has made or intends to make actual payment prior to the next Application for Payment.]

Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.


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

[12.6.2 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.6.2.1 Take the Cost of the Work as described in subparagraph 12.6.1.

12.8.2.2 Add the Contractor's Fee, less retainage of ________________ percent (________%). The Contractor's Fee shall be computed upon the Cost of the Work described in the preceding Clause 12.6.2.1 at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the preceding Clause bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.6.2.3 Subtract the aggregate of previous payments made by the Owner.

12.6.2.4 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 or to substantiate prior Applications for Payment or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

12.6.2.5 Subtract amounts, if any, for which the Architect has withheld or withdrawn a Certificate for Payment as provided in the Contract Documents.

12.6.3  Additional retainage, if any, shall be as follows:]

12.7 Except with the Owner's prior approval, payments to Subcontractors included in the Contractor's Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor's Work by the share of the total Subcontract Sum allocated to that portion in the Subcontractor's schedule of values, less retainage of ten percent (10%). Pending final determination of amounts to be paid to the Subcontractor for changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Subcontract Sum has not yet been adjusted by Change order.

12.7.2 If approved in writing in advance in writing by Owner, Add add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage of ten percent (10%).

12.7.3 Subtract the aggregate of previous payments made by the Contractor to the Subcontractor.

12.7.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor

Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

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

and other amounts, not including retainage described in Paragraph 12.7.1 and 12.7.2, properly held by the Owner under the Contract Documents at the time of each progress payment.

12.7.5 Add, upon Substantial Completion of the entire Work of the Contractor, a sum sufficient to increase the total payments to the Subcontractor to one hundred percent (100%) of the Subcontract Sum, less amounts, if any, for incomplete Work and unsettled claims; and, if final completion of the entire Work is thereafter materially delayed through no fault of the Subcontractor, add any additional amounts payable on account of Work of the Subcontractor in accordance with Subparagraph 9.10.3 of the General Conditions.

(If it is intended, prior to Substantial Completion of the entire Work of the Contractor, to reduce or limit the retainage from Subcontractors resulting from the percentages inserted in Subparagraphs 12.7.1 and 12.7.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

The Subcontract Sum is the total amount stipulated in the subcontract to be paid by the Contractor to the Subcontractor for the Subcontractor's performance of the subcontract.

12.8 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

12.9 In taking action on the Contractor's Applications for Payment, the Architect and Development Manager shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect or Development Manager has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Paragraph 12.4 or other supporting data; that the Architect or Development Manager has made exhaustive or continuous on-site inspections or that the Architect or Development Manager has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

                                   ARTICLE 13
                                  FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor's responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work and all required supporting documentation have been submitted by the Contractor and reviewed by the Owner's accountants; and (3) a final Certificate for Payment has then been issued by the Development Manager and Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment., [or as follows:]

13.2  The amount of the final payment shall be calculated as follows:

Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

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

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor's final accounting and the Contractor's Fee; but not more than the Guaranteed Maximum Price, [if any.]

13.2.2 Subtract amounts, if any, for which the Development Manager and Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3  Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in subparagraph 9.4.1 of the General Conditions.

13.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractor's final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

13.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any. [If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.]

Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

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                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)


(Usury laws and requirements under the Federal Truth in lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

14.3  Other provisions:

A. (i)   Contractor has included zero (0) days of weather related delays in the schedule. In the event the work is delayed by weather, the completion date shall be extended by the actual number of days lost.

   (ii) The construction schedule is based on all design information, permits and approvals being available when needed to allow for a proper and continuous flow of the construction. Subject to the limitations on delay contained in the General Conditions, including without limitation Paragraphs 7.5 and 8.3 thereof, any deviation from this will delay the completion date shown in Section 4.2.

B. Contingency Fund - Included in the Guaranteed Maximum Price is a contingency fund in the amount of $_________ (to be determined). This contingency fund shall be administered jointly by Owner and Contractor, neither of which shall unreasonably withhold approval. This fund is not to be used for changes in the scope or for upgrades in the quality of the Work as reflected in the Contract Documents. The fund is intended to be used for additional costs necessary to complete the Project which relate to necessary work about which Contractor had no knowledge and would not reasonably be expected to have knowledge at the time Contractor and Owner agreed upon the Guaranteed Maximum Price. In general, the fund is to be used for coordination of items necessary for a completed building and inadvertently missed. Examples included items not shown on the Plans and Specifications that cause a "gap" between any subcontractors' scope of work or a "gap" between Contractor's and a subcontractor's work, and items that are improperly coordinated or are impractical in the Plans and Specifications and must be modified at a cost.

C. Savings - All savings which are generated after the Guaranteed Maximum Price is established will be returned to the Owner.

D. Subcontractors - All trades will be bid to a minimum of three qualified subcontractors approved by the Owner, except the concrete work which shall be performed by the Contractor. Concrete work is to be performed on a cost plus 10% markup basis with a savings split of 70% to the Owner and 30% to the Contractor. Owner or Owner's Representative will have the right to full audit of all concrete estimates and cost reports upon completion of the work. The HVAC and electrical work shall be negotiated with Critchfield Mechanical and Schwartz & Lindheim, providing these subcontractors do not exceed their schematic budgets. After competitive bidding, all bids will be analyzed by the Contractor and a recommendation for selection will be presented to the Owner for approval.

E. Design-build - Electrical, HVAC, Plumbing and Fire Protection will be done on a design-build basis. The engineering for each of these trades will be included in the subcontractor scopes of work. Owner will engage consulting engineers who will provide the following services:

   i. Performance outline specifications and definition of finish/quality levels during the schematic design phase.

   ii. Reviews of design-build bids for compliance with performance criteria, including evaluation of proposed designs and alternates.

   iii. Review and approval of design drawings provided by design-build subcontractors prior to permit submittal.

   iv.  Review of shop drawings and submittals during construction.


                                   ARTICLE 15
                            TERMINATION OR SUSPENSION

15.1 The Contract may be terminated by the Contractor as provided in Article 14 of the General Conditions; however, the amount to be paid to the Contractor under Subparagraph 14.1.2 or 14.2.5 (excluding the fee described in Paragraph 14.2.5(c) of the General Conditions, if applicable) of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below.

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows:

15.3.1 Take the Cost of the Work incurred by the Contractor to the date of termination.

15.3.2 Add the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Contractor's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

15.3.3  Subtract the aggregate of previous payments made by the Owner.

The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term "cost of performance of the Contract" in that Subparagraph shall be understood to mean the Cost of the Work and the term "profit" shall be understood to mean the Contractor's Fee as described in Paragraphs 5.1 [and
6.3] of this Agreement.


                                   ARTICLE 16
                        ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

16.1.1 The Agreement is this executed [Standard Form of Agreement Between Owner and Contractor, AIA Document A111, 1987 Edition (as modified)] Agreement.

16.1.2 The General Conditions are the General Conditions of the Contract for Construction[, AIA Document A201, 1987 Edition (as modified)] attached hereto as Exhibit A.

16.1.3 The Supplementary and other Conditions of the Contract are listed on Exhibit B attached hereto. [those contained in the Project Manual dated ,and are as follows:

         DOCUMENT                    TITLE                      PAGES]

Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.


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

16.1.4 The specifications are those contained in the Project Manual dated as in Paragraph 16.1.3, and are [as follows:] listed on Exhibit C attached hereto.

(Either list the Specifications here or refer to an exhibit attached to this Agreement.)


         [SECTION                      TIDE                      PAGES]





16.1.5 The Drawings are listed on the attached Exhibit D. [as follows, and are dated unless a different date is shown below:] (Either list the Drawings here or refer to an exhibit attached to this Agreement.)

          [NUMBER                      TIDE                      DATE]





16.1.6 The addenda, if any, are [as follows:] listed on Exhibit E attached hereto.

          [NUMBER                     DATE                       PAGES]


Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.


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

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in [this
Article 16] Exhibit E.

16.1.7 Other Documents, if any, forming part of the Contract Documents are [as follows:] listed on Exhibit F.

(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should he listed here only if intended to he part of the Contract Documents.)

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the [Architect] Development Manager for use in the administration of the Contract, and the remainder to the Owner.

16.1.8 This Agreement, and the General Conditions, are based on AIA Documents A111 and A201, respectively, but each excludes certain provisions contained therein and includes certain provisions that have been negotiated by the parties which are not contained in the AIA documents. Text that is plain or underlined in this document is a part of this Agreement; text that is overstriked is not a part of this Agreement. No comparison or other reference to AIA Documents A111 or A201 shall affect the interpretation of this Agreement, the General Conditions, or any of the other Contract Documents.

OWNER                                     CONTRACTOR

------------------------------------      -----------------------------------
(Signature)                               (Signature)


------------------------------------      -----------------------------------
(Printed name and title)                  (Printed name and title)

Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.


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
                                    ARTICLE 1
                               GENERAL PROVISIONS

1.1   BASIC DEFINITIONS

1.1.1 THE CONTRACT DOCUMENTS

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (l) a written amendment to the Contract signed by both parties, (2) a Change Order,
(3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the [Architect] Development Manager pursuant to Paragraph 7.4 or by the Owner. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, instructions to Bidders, sample forms, the Contractor's bid or portions of addenda relating to bidding requirements).

1.1.2 THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. [The Contract Documents shall not be construed to create a contractual relationship of any kind (l) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor or (3) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties.] The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Development Manager and Contractor, (3) between the Architect and Development Manager, (4) between the Owner and a Subcontractor or Sub-subcontractor (except as provided in Paragraph
5.4 hereof) or (5) between any persons or entities other than the Owner and Contractor. The Development Manager and Architect shall, however, be entitled to performance by the Contractor and to enforce the obligations of the Contractor under the Contract as the same are intended to facilitate performance of their duties.

1.1.3 THE WORK

The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

1.1.4 THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

1.1.5 THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents, wherever located and whenever issued, showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

1.1.6 THE SPECIFICATIONS

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.

1.1.7 THE PROJECT MANUAL

The Project Manual is the volume usually assembled for the Work which may include the bidding requirements, sample forms, conditions of the Contract and Specifications.

1.1.8 ADDENDUM

A change to the Contract Documents issued by Architect or Development Manager's approval prior to the execution of the Agreement and specifically listed in the Agreement.

1.1.9 FINAL COMPLETION

The date the Contract has been fully performed, all the Work has been completed and a Final Certificate for payment approved by the owner has been issued by the Architect.

1.1.10      INDICATED AND SHOWN

Shall each mean as detailed, scheduled, or called for in the Contract Documents.

1.1.11      LAW

All federal, state, and local statues, rules, and regulations and ordinances applicable to performance of the Work or construction or operation of the Project, including, without limitation, building codes, environmental laws (including toxic waste and dust control), social security and unemployment compensation laws, workers' compensation laws, safety laws, and archaeological and paleontological preservation laws.

1.1.12      CONCEALED CONDITIONS

Conditions at site which are (i) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents, or (ii) unknown physical conditions of an unusual nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents (including, without limitation, existence of asbestos, phychlorinated biphenyls, or other hazardous materials) which adversely affect the quality or cost of the Work.

1.2   EXECUTION, CORRELATION AND INTENT

1.2.1 The Contract Documents shall be signed by the Owner and Contractor as provided in the Agreement. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

1.2.2 [Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.] Execution of the Contract by the Contractor is a representation that said Contract Documents [are full and complete,] are sufficient to have enabled the Contractor to determine the cost of the Work therein to enter into the Contract, and that the Contract Documents are sufficient to enable it to contract the Work outlined therein, and otherwise to fulfill all its obligations hereunder, including, but not limited to, contractor's obligation to construct the Work for an amount not in excess of the Contract Sum on or before the date(s) of Substantial Completion established in the Agreement. The Contractor further acknowledges and declares that it has visited and examined the site, examined all physical, legal, and other conditions affecting the Work and is fully familiar with all of the conditions thereon and thereunder affecting the same. In connection therewith, Contractor specifically represents and warrants to Owner that it has, by careful examination, satisfied itself as to: (1) The nature, location, and character of the Project and the site, including, without limitation, the surface [and subsurface] conditions of the site and all structures and obstructions thereon [and thereunder], both natural and man-made, and all surface [and subsurface] water conditions of the site and the surrounding area; (2) the nature, location, and character of the general area in which the Project is located,

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including without limitation, its climatic conditions, available labor supply and labor costs, and available equipment supply and equipment costs; and (3) the quality and quantity of all materials, supplies, tools, equipment, labor, and professional services necessary to complete the Work in the manner and within the cost and time frame required by the Contract Documents. In connection with the foregoing, and having carefully examined all Contract Documents, as aforesaid, and having visited the site, the Contractor acknowledges and declares that it has no knowledge of any discrepancies, omissions, ambiguities, or conflicts in said Contract Documents, and that if it becomes aware of any such discrepancies, or conflicts, it will promptly notify Development Manager and Architect of such fact.

1.2.3 [The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results.] The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Work shall consist of all items specifically [included] shown in the Contract Documents as well as all additional items of Work which are reasonably inferable from that which is specified in order to complete the Work in accordance with the Contract Documents. The Contract Documents are complementary, and what is required by any one Contract Document shall be as binding as if required by all. Any differences between the requirements of the Drawings and the Specifications or any differences noted within the Drawing themselves or within the Specifications themselves will be referred to the Owner, Development Manager and Architect by Contractor.

1.2.4 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

1.2.5 Unless otherwise stated in the Contract Documents, words and abbreviations which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3   OWNERSHIP AND USE OF ARCHITECT'S DRAWINGS, SPECIFICATIONS AND OTHER
      DOCUMENTS

1.3.1 [The Drawings, Specifications and other documents prepared by the Architect are instruments of the Architect's service through which the Work to be executed by the Contractor is described. The Contractor may retain one contract record set.] The Drawings, Specifications, and other similar or related documents and copies thereof are furnished to the Contractor for the purpose of performing the Work are, and shall remain, the property of the Owner. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications [and other documents prepared by the Architect, and unless otherwise indicated the Architect shall be deemed the author of them and will retain all common law, statutory and other reserved rights, in addition to the copyright. All copies of them, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work.] and other similar or related documents, and Owner will retain all common law, statutory, and other reserved rights, in addition to the copyright (including, without limitation, the right to create derivative works therefrom). [All copies of such document shall be returned to the Owner upon completion of the Work.] The Drawings, Specifications and other similar or related documents [prepared by the Architect], and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner [and Architect]. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents [prepared by the Architect] appropriate to and solely for use in the execution of their Work under the Contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of [the Architect's] any copyright or other reserved rights.

1.4   CAPITALIZATION

1.4.1 Terms capitalized in these General Conditions include those which are (l) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document (3) the titles of other documents published by the American Institute of Architects.

1.5   INTERPRETATION

1.5.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

                                    ARTICLE 2
                                      OWNER

2.1   DEFINITION

2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Owner" means the Owner or the Owner's authorized representative.

2.1.2 The Owner upon reasonable written request shall furnish to the contractor in writing information which is necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein at the time of execution of the Agreement, and, within five days after any change, information of such change in title, recorded or unrecorded.

2.2   INFORMATION AND SERVICES REQUIRED OF THE OWNER

2.2.1 The Owner shall, at the request of the Contractor, prior to execution of the Agreement and promptly from time to time thereafter furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract. [note: Unless such reasonable evidence were furnished on request prior to the execution of the Agreement, the prospective contractor would not be required to execute the Agreement or to commence the Work.] The Owner may select the Architect, the Development Manager, or any other designee or designees, including any employee or agent of the Owner, to be the Owner's Representative, and such person or persons shall have all powers of the Owner enumerated herein. The Owner may specify an Owner's Representative as to all issues hereunder or may specify an Owner's Representative as to any specific issue or issues. The Owner shall specify an Owner's Representative in writing to both the Architect (if the Owner's Representative is other than the Architect) and the

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Contractor. The Architect, the Development Manager and the Contractor shall have no right or authority to rely on the authority of any alleged Owner's Representative unless the architect and the Contractor are in possession of a document signed by the Owner specifying said person as the Owner's
Representative as to the particular issue or issues in question.

2.2.2 The Owner shall furnish any surveys in its possession describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site.

2.2.3 Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities. Such approvals and the like shall be provided by Owner within a time and in a manner so as to avoid any unreasonable delays in the Work or schedule of Contractor and shall include only such approvals for permanent facilities which are necessary to perform the Work as set forth in the Contract Documents.

2.2.4 Information or services [under the Owner's control] required to be furnished by Owner shall be furnished by the Owner with reasonable promptness to avoid delay in orderly progress of the Work.

2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.[ ten (10) copies of the Drawings and Specifications prepared by Owner's Architect; all other drawings and documents necessary for the execution and completion of the Work shall be furnished at Contractor's expense.]

2.2.6 The foregoing are in addition to other duties and responsibilities of the Owner enumerated herein and especially those in respect to Article 6 (Construction by Owner or by Separate Contractors), Article 9 (Payments and Completion) and Article II (Insurance and Bonds).

2.3   OWNER'S RIGHT TO STOP THE WORK

2.3.1 [If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Subparagraph 6.1.3.] If the Contractor fails to correct defective Work as required by Paragraph 12.2, or fails to complete the Work within the Contract Time or fails or refuses to provide a sufficient amount of properly supervised and coordinated labor, materials, or equipment so as to be able to complete the Work within the Contract Time, or fails to remove or discharge (within ten days) any lien resulting from the Work for which the Contractor has been paid in accordance with the Agreement filed upon Owner's property by anyone claiming by, through, or under Contractor, or disregards the instructions of Architect, Development Manager or Owner when based upon the requirements of the Contract Documents, or is in default of any of its obligations hereunder, the Owner, by a written order signed by any agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until cause of such order has been eliminated; however, this right of the Owner to stop the Work shall not give rise to any duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity. This right shall be in addition to, and not in restriction of, the Owner's rights under Paragraph 12.2.

2.4   OWNER'S RIGHT TO CARRY OUT THE WORK

2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, [the Owner may after such seven-day period give the Contractor a second written notice to correct such deficiencies within a second seven-day period. If the Contractor within such second seven-day period after receipt of such second notice fails to commence and continue to correct any deficiencies,] or fails within such seven-day period to eliminate (or diligently commence to eliminate) the cause of any stop work order issued under Subparagraph 2.3.1 hereof, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the cost of correcting such deficiencies, including compensation for the Development Manager's and Architect's and their consultants' additional services and expenses made necessary by such default, neglect or failure. [Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect.] If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

                                    ARTICLE 3
                                   CONTRACTOR

3.1   DEFINITION

3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Contractor" means the Contractor or the Contractor's authorized representative. The plural term "Contractors" refers to persons or entities who perform construction or operations related to the Project under these or similar Conditions of the Contract.

3.2   REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

3.2.1 [The] In addition to and not in derogation of Contractor's duties under Subparagraphs 1.2.2 and 1.2.3 hereof, Contractor shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner pursuant to Subparagraph 2.2.2 and shall at once report to the Development Manager and Architect errors, inconsistencies or omissions discovered. The Contractor shall not be liable to the Owner, Development Manager or Architect for damage resulting from errors, inconsistencies or omissions in the Contract Documents that would not have been discovered by a prudent and experienced contractor in advance and that are not of the nature of items described in and intended to be covered in Subparagraphs 1.2.2 and 1.2.3 hereof unless the Contractor recognized or reasonably should have recognized such error, inconsistency or omission and [knowingly] failed to report it to the Development Manager and Architect. If the Contractor performs any construction activity [knowing it involves a recognized] involving an error, inconsistency or omission in the Contract Documents [without such notice to the Architect] that Contractor recognized or reasonably should have recognized without such notice to the Development Manager and Architect, the Contractor shall assume appropriate [complete] responsibility for such performance and shall bear an appropriate [the full] amount of the attributable costs for correction.

3.2.1.1 If any errors, inconsistencies, or omissions in Contract Documents are recognized or reasonably should have been recognized by the Contractor, any member of its organization, or any of its Subcontractors, the Contractor shall be responsible for notifying the Development Manager


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and Architect in writing of such error, inconsistency, or omission before proceeding with the Work. The Architect will take such notice under advisement and within a reasonable time commensurate with job progress render a decision. The Architect's decision shall be subject to Owner's approval. The Contractor shall be liable for damage, loss or expense to Owner, Development Manager and Architect resulting from Contractor's (i) failure to report any such discovery or (ii) performance of any construction activity if Contractor knows or should have known of such error, inconsistency, omission or violation.

3.2.2 The In addition to and not in derogation of Contractor's duties under Subparagraph 1.2.2 and 1.2.3 hereof, Contractor shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known (or which reasonably should have been known) to the Contractor with the Contract Documents before commencing activities. Errors, inconsistencies or omissions discovered (or which reasonably should have been discovered) shall be reported to the Architect and Development Manager at once.

3.2.3 The Contractor shall perform the Work in accordance with the Contract Documents and submittals approved pursuant to Paragraph 3.12.

3.2.4 Should the Specifications and Drawings fail to particularly describe the material or kind of goods to be used where shown or reasonably inferable, then it shall be the duty of the Contractor to make inquiry of the Owner and Architect as to what is best-suited. The material that is consistent with the level of quality of adjacent materials shall be considered a part of the Contract.

3.2.5 Before undertaking each part of the Work, the Contractor shall coordinate the Architect to check and verify all pertinent data in the Drawings and Specifications, against field measurements actually made at the site and report at once in writing to the Owner any discrepancies which the Contractor may discover. The Contractor shall establish and implement procedures to be followed by the Contractor and Subcontractors for expediting the processing and approval of shop drawings, catalogs and samples, and the scheduling of requirements for materials and equipment. The Contractor shall maintain and cause the Subcontractors and Sub-subcontractors to maintain at the site current marked sets of working drawing prints and specifications reflecting "as built" conditions for each portion of the Work. Upon Final Completion, the Contractor shall deliver the marked sets to the Architect for correction of the original drawings.

3.2.6 Contractor shall be held to the standard of care exercised by major professional reputable general contractors in Santa Clara County, California area. References herein to "the knowledge of Contractor" or the like shall mean either that which the Contractor should have know had it exercised such standard of care.

3.3   SUPERVISION AND CONSTRUCTION PROCEDURES

3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless Contract Documents give other specific instructions concerning these matters.

3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract or other arrangement with the Contractor. It is understood and agreed that the relationship of Contractor to Owner shall be that of an independent Contractor. Nothing contained herein or inferable herefrom shall be deemed or construed to
(1) make Contractor the agent, servant or employee of the Owner, or (2) create any partnership, joint venture, or other association between Owner and Contractor. Any direction or instruction by Owner in respect of the Work shall relate to the results the Owner desires to obtain from the Work, and shall in no way affect Contractor's independent contractor status as described herein.

3.3.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect, Development Manager or Owner in their [Architect's] administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

3.3.4 The Contractor shall be responsible for inspection of portions of Work already performed under this Contract to determine that such portions are in proper condition to receive subsequent Work.

3.3.5 The Contractor has the responsibility to ensure that all material suppliers and Subcontractors, their agents, and employees adhere to the Contract Documents, and that they order materials on time, taking into account the current market and delivery conditions and that they provide materials on time. The Contractor shall coordinate its Work with that of all others on the Project including deliveries, storage, installations, and construction utilities. The Contractor shall be responsible for the space requirements, locations, and routing of its equipment. In areas and locations where the proper and most effective space requirements, locations, and routing cannot be made as indicated, the Contractor shall meet with all others involved, before installation, to plan the most effective and efficient method of overall installation.

3.3.6 The services to be performed under this Agreement shall be performed by the Contractor's own staff, unless otherwise authorized by the Owner. The employment of, contract with, or use of the services of any other person or firm by the Contractor (except with respect to Subcontractors discussed elsewhere in the Contract) as consultant or otherwise, shall be subject to the prior written approval of the Owner. Such approval shall not be construed as constituting an agreement between the Owner and any such person or firm.

3.4   LABOR AND MATERIALS

3.4.1. Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.4.2 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them. Contractor shall also be responsible for labor peace on the Project and shall at all times use its best efforts and judgment as an experienced contractor to adopt and implement policies and practices designed to avoid work stoppages, slowdowns, disputes, or strikes where reasonably possible and practical under the circumstances and shall at all times maintain Project-wide labor harmony. Except as specifically provided in Subparagraph
8.3.1 hereof, Contractor shall be liable to Owner for all damages suffered by Owner occurring as a result of work stoppages, slowdowns, disputes, or strikes which are caused by the Contractor.

3.4.3 Materials shall conform to manufacturer's standards in effect at the date of execution of the Agreement and shall be installed in strict accordance with manufacturer's directions. The Contractor shall, if required by the Owner, Development Manager or Architect, furnish satisfactory evidence as to the kind and quality of any materials. All packaged materials shall be shipped to the site in the original containers clearly labeled, and delivery slips shall be


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submitted with bulk materials identifying thereon the source, and warranting quality and compliance with Contract Documents. After the Contract has been executed, the Owner and the Architect will consider a formal request for the substitution of products in place of those specified only under the conditions specified in the General Requirements.

3.5   WARRANTY

3.5.1 [The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents.] The contractor warrants to the Owner that the Work, whether performed by Contractor or by Subcontractors, including all materials and equipment, will be of good quality, free of defects, in material and workmanship, will strictly conform to the Contract Documents, and that, if applicable, the Project will perform to the specifications set forth in the Contract Documents . In the event of breach of this Warranty, the Owner may elect (i) to require the Contractor at its sole cost and expense to repair or remedy such breach within ten (10) days of notice thereof (or if such breach cannot reasonably be cured within such ten (10) day period, then the Contractor shall commence to cure such breach within ten (10) days and thereafter diligently prosecute such cure to completion); (ii) to repair or remedy such breach and be entitled to full reimbursement from Contractor, if Contractor has failed to so repair as provided in subsection (i); or (iii) any other remedy at law or in equity. In the event Contractor cures any breach hereunder or reimburses Owner for the expenses of such breach Contractor shall be subrogated to the rights of Owner against any Subcontractor. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse not committed by Contractor, modifications not executed by the Contractor, improper or insufficient maintenance the performance of which Contractor was not responsible for, improper operation not performed by Contractor, or normal wear and tear under normal usage. If required by the Architect, Development Manager or Owner, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

3.5.2 The Contractor shall issue in writing to the Owner as a condition precedent to final payment a "General Warranty" reflecting the terms and conditions of this Paragraph 3.5 for all Work under the Contract.

3.5.3 Except when a longer warranty time is specifically called for in the Specifications Sections or is otherwise provided by law, the General Warranty shall be eighteen (18) months and shall be in form and content otherwise satisfactory to the Owner; provided, however, that the General Warranty for equipment shall be twelve (12) months.

3.5.5 Warranties shall become effective on a date established by the Owner and Architect in accordance with the Contract Documents. This date shall be the Date of Substantial Completion of the entire Work or beneficial occupancy and use of any portion of the Work by the Owner, unless otherwise provided in any Certificate of Partial Substantial Completion approved by the parties. If the date is determined on the basis of partial occupancy or use by the Owner, then only the warranties for Work so occupied or used shall become effective on such date.

3.5.6 The Contractor shall warrant for a period of eighteen (18) months that the building(s) shall be watertight and leakproof at every point and in every area, except where leaks can be attributed to damage to the building(s) by external forces beyond Contractor's control. The Contractor shall, immediately upon notification by the Owner of water penetration, determine the source of water penetration and, at its own expense, do any work necessary to make the building(s) watertight. Contractor shall also, at its own expense, repair or replace any other damaged material, finishes, and furnishings, damaged as a result of this water penetration, to return the building(s) to its (their) original condition.

3.5.7 In addition to the foregoing stipulations, the Contractor shall comply with all other warranties referred to in any portions of the Contract Documents or otherwise provided by law or in equity, and where warranties overlap, the more stringent requirement shall govern.

3.6   TAXES

3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work or portions thereof provided by the Contractor which are legally enacted, [when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect] and in a timely manner, complete and submit to the appropriate governmental authorities all required tax reports.

3.7   PERMITS, FEES AND NOTICES

3.7.1 [Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections and other consents for general constructions, including, without limitation, street opening, sidewalk, and other obstructions, access over public ways and storage necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids arc received or negotiations concluded.] The Contractor shall procure all certificates of inspection, use, occupancy, permits and licenses and give all notices necessary and incidental to the due and lawful prosecution of the Work. Certificates of inspection, use, and occupancy shall be delivered to the Owner upon completion of the Work in sufficient time for occupation of the Project in accordance with the approval schedule for the Work. Owner shall be responsible for the cost of such certificates, permits and licenses.

3.7.2 [The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of the Work.] The Contractor shall comply with all Law in the preparation for and performance of the Work (and give all notices required by Law with a copy to Development Manager and Architect) and agrees to and does hereby indemnify, defend and hold Owner harmless from any and all fines and penalties which may arise out of the Contractor's failure to do so.

3.7.3 It is not the Contractor's responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

3.7.4 If the Contractor performs Work [knowing it to be] (including, without limitation, the installation of any materials or equipment) that it knows or reasonably should have known would be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to express written approval of the Owner, the Contractor shall assume full responsibility for such Work and shall bear [the attributable costs] all costs attributable to the correction thereof or related thereto (including all fines and penalties).

3.8   ALLOWANCES

3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities against which the Contractor makes reasonable objections.

3.8.2   Unless otherwise provided in the Contract Documents:


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        .1    materials and equipment  under the allowance  shall be selected promptly by the Owner to avoid any delay in the Work;

        .2 allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

       [.3 Contractor's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum and not in the allowances;]

        .4 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order to the extent provided in Paragraph 7.5 shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.2 and (2) changes in Contractor's costs under Clause 3.8.2.3.

3.9   SUPERINTENDENT

3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

3.10  CONTRACTOR'S CONSTRUCTION SCHEDULES

3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the [Owner's and] Architect's information and the Development Manager's and Owner's review and approval a Contractor's construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised as required herein and at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work. The Schedule shall indicate the proposed starting and completion dates for the various subdivisions of the Work as well as the totality of the Work. The schedule shall be updated every thirty (30) days and submitted to Development Manager with Contractor's Applications for Payment. Each schedule shall contain a comparison of actual progress with the estimated progress for such point in time stated in the original schedule. If any schedule submitted sets forth a date for Substantial Completion for the Work or any phase of the Work beyond the Date(s) of Substantial Completion established in the Contract (as the same may be extended as provided in the Contract Documents), then Contractor shall submit to Development Manager and Owner for their review and approval a narrative description of the means and methods which Contractor intends to employ to expedite the progress of the Work to ensure timely completion of the various phases of the Work as well as the totality of the Work. To ensure such timely completion, Contractor shall take all necessary action, including, without limitation, increasing the number of personnel and labor on the Project and implementing overtime and double shifts. In that event, Contractor shall not be entitled to an adjustment in the Contract Sum or the schedule.

3.10.2 The Contractor shall prepare and keep current, for the Development Manager's and Architect's approval, a schedule of submittals which is coordinated with the Contractor's construction schedule and allows the Development Manager and Architect reasonable time to review submittals.

3.10.3  The Contractor shall conform to the most recent schedules.

3.10.4 Prior to execution of this Contract, the Contractor shall have prepared a preliminary project schedule, estimating completion dates for a design, review, approval, bidding, award and construction of the various phases of the Project. After approval by the Owner, the preliminary project schedule will be automatically incorporated as an exhibit and shall be updated and amended as approved by Owner and Contractor to reflect changes in the estimated completion dates for the various activities noted above.

The Contractor shall conduct pre-construction conferences with Subcontractors. The Contractor shall schedule and conduct meetings to be attended by the Subcontractors and representatives of the Owner, the Development Manager and the Architect to discuss such matters as procedures, progress, problems, scheduling, and compliance with Laws. The Contractor shall take, transcribe, and distribute minutes of such meetings and deliver such to all parties in attendance or otherwise involved in the Project unless done so by another party.

The Contractor shall also prepare a report not later than thirty (30) calendar days after the contract is awarded which shall include a complete list of suppliers, items to be purchased from the suppliers or fabricators, time required for fabrication and the schedule delivery dates for each item. As soon as available, copies of purchase orders shall be furnished to the Development Manager and Owner.

The Contractor shall hold weekly progress meetings at the site, or at such other time and frequency as are acceptable to the Owner. Progress of the Work shall be reported in detail with reference to construction schedules. Each interested Subcontractor shall have present a competent representative to report the condition of its work and to receive information.

3.10.5 The Contractor shall cooperate with the Development Manager in scheduling and performing the Contractor's Work to avoid conflict, delay in or interference with the Work of other Contractors or the construction or operations of the Owner's own forces.

3.11  DOCUMENTS AND SAMPLES AT THE SITE

3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Development Manager and Architect and shall be delivered to the Architect Development Manager for submittal to the Owner upon completion of the Work.

3.11.2 At the Date of Substantial Completion and as a condition precedent to final payment, the Contractor shall furnish the following documents to the Development Manager for submittal to the Owner: Record Drawings showing the field changes and selections (all changes and selections to be approved by the Owner and the Architect in advance ) affecting the general construction, mechanical, electrical, plumbing, and all other work, and indicating the Work as actually installed. These shall consist of carefully drawn markings on a set of reproducible prints of the Architect's most recent and complete Drawings, including all changes issued with bulletins and requests for information, obtained and paid for by Owner. The Contractor shall maintain at the job site one (1) set of Architect's Drawings and indicate thereon each field change as it occurs.

3.12  SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the


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Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

3.12.3 Samples are physical examples which illustrate materials equipment or workmanship and establish standards by which the work will be judged.

3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required the way the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.2.7.

3.12.5 The Contractor shall review, approve and submit to the Architect, with a copy to Development Manager and Owner, Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. The Contractor shall cooperate with the Development Manager in the coordination of the Contractor's Shop Drawings, Product Data, Samples and similar submittals with related documents submitted by other Contractors. Submittals made by the Contractor which are not required by the Contract Documents may be returned without action.

3.12.6 The Contractor shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Development Manager and Architect. Such Work shall be in accordance with approved submittals.

3.12.7 By [approving] reviewing and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

3.12.8 The Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Development Manager's or Architect's approval of Shop Drawings, Product Data, Samples of similar submittals unless the Contractor has specifically informed the Development Manager and Architect in writing of such deviation at the time of submittal and the Development Manager and Architect [has] have given written approval to the specific deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Development Manager and Architect on previous submittals.

3.12.9.1 Shop drawings for Architectural, Structural, Mechanical and Electrical work shall be submitted for approval to the Development Manager and the Architect.

3.12.9.2 The Contractor shall assemble for the Development Manager's and Architect's approval and transmittal to the Owner three (3) complete copies of loose leaf binders of all operating and maintenance data from all manufacturers whose equipment is installed in the Work.

3.12.10 Informational submittals upon which the Development Manager and Architect is are not expected to take responsive action may be so identified in the Contract Documents.

3.12.11 When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, the Development Manager and Architect shall be entitled to rely upon the accuracy and completeness of such calculations and certifications.

3.13  USE OF SITE

3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

3.14  CUTTING AND PATCHING

3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly and shall restore all portions of the Work which are cut, fitted or patched to a completely finished condition acceptable to the Development Manager and Architect.

3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the [Owner or separate contractors] Owner's own forces or of other Contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and [of such separate contractor] such other Contractors; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or [a separate contractor] the other Contractors the Contractor's consent to cutting or otherwise altering the Work.

3.15  CLEANING UP

3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

3.15.3 The Contractor shall be responsible for broken glass, and at completion of the Work shall replace such damaged or broken glass. In addition to general broom cleaning, the Contractor shall perform the following final cleaning for all trades at completion of the Work:

     .1 Remove temporary protections.

     .2 Remove marks, stains, fingerprints and other soil or dirt from painted, decorated, and natural-finished woodwork and other work.

     .3 Remove spots, mortar, plaster, soil and point from ceramic tile, marble, and other finish materials and wash or wipe clean.

     .4 Clean fixtures, cabinetwork and equipment, removing stains, paint, dirt, and dust and leave it in an undamaged, new condition.

     .5 Clean aluminum in accordance with recommendations of the manufacturer.

     .6 Clean resilient floors thoroughly with a well rinsed mop containing only enough moisture to clean off any surface dirt or dust and buff dry by machine or bring the surfaces to sheen.

     .7 Remove all labels and wash both sides of all glass.


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3.16  ACCESS TO WORK

3.16.1 The Contractor shall provide the Owner, Development Manager and Architect access to the Work in preparation and progress wherever located.

3.16.2 The Contractor shall forward all communications to the Owner directly, with a copy to the Development Manager and Architect.

3.17  ROYALTIES AND PATENTS

3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of patent rights and shall indemnify, defend and hold the Owner, Development Manager and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents. However, if the Contractor has reason (or should have had reason) to believe that the required design, process or product is an infringement of a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

3.18  INDEMNIFICATION

3.18.1 [To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.] To the greatest extent permitted by law, the Contractor shall indemnify, defend and hold harmless the Owner, Development Manager, Architect and their agents, shareholders, directors, employees, affiliates, consultants, successors and assigns ("Indemnitees") from and against any and all of the following ("Claims"): (i) claims, damages, losses, liability and expenses, including but not limited to attorneys' fees, arising out of or resulting from the act, omission, negligence or willful misconduct of the Contractor, Subcontractors, Sub-subcontractors or their employees or agents or in connection with the performance of the Work; and (ii) any claim for payment or damages by a Subcontractor or Sub-subcontractor, except for claims resulting from Owner's failure to pay Contractor in accordance with the Agreement for Work performed by such Subcontractor or Sub-subcontractor. Such Claims may include, but are not limited to, mechanics' liens, unperfected claims of mechanics, materialmen or laborers, bodily injury, sickness, disease or death, injury to or destruction of tangible property, or a patent infringement. Such indemnity obligation shall not be construed to negate, abridge, or otherwise reduce any other right or obligation of indemnity which would otherwise exist in favor or any person or party described in this Paragraph 3.18 under the Contract Documents or at law or in equity. Nothing herein shall be deemed to abridge the right of Owner to seek contribution where appropriate.

3.18.2 In claims against any person or entity indemnified under this paragraph
3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 3.18 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.

3.18.3 The obligations of the Contractor under this paragraph 3.18 shall not extend to the liability of the Development Manager, Architect, [the Architect's] their consultants, and agents and employees of any of them arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (2) the giving of the failure to give directions or instructions by the Architect, the Architect's consultants, and agents and employees of any of them provided such giving or failure to give is the primary cause of the injury or damage.

3.18.4 The Contractor shall defend Indemnitees, through counsel reasonably approved by Owner, in any action, proceeding or arbitration brought against the Indemnitees, or any of them, by reason of any such claim described above in this paragraph 3.18. The Contractor's obligation to defend Indemnitees shall extend to any action, proceeding or arbitration alleging any claim described in this paragraph 3.18, except if such action, proceeding or arbitration asserts or alleges only that the injury to the claimant results solely from the negligence or misconduct of Indemnitees, or any of them, and from no other cause, or if a final judgment is obtained establishing that such injury to the claimant resulted solely from the negligence or misconduct of Indemnitees, or any of them, in which event Contractor's obligation to defend Indemnitees shall cease upon the date such judgment becomes final and each Indemnitee shall thereupon reimburse Contractor for its reasonable attorneys' fees, consultant's fees and court costs incurred in so defending that Indemnitee.

3.18.5 If any claim or lien or stop-notice or any other demand for payment or security therefor, including claims or demands upon the performance and payment bond sureties, is made or filed with or against the Owner or the Project by Contractor or by any Person claiming that the Contractor or any Subcontractor, Sub-Subcontractor, Supplier or other person under it has failed to perform its contractual obligations or to make payment for any labor, services, materials, equipment, taxes, trust fund contribution or other items or obligations furnished or incurred for, or in connection with, the Work, or if the Contractor or any Subcontractor, Sub-Subcontractor, Supplier or other person under it causes damage to the Work or fails to comply with the terms or provisions of the Contract Documents (and Owner has not received insurance proceeds fully compensating it for such damage or failure), then the Owner shall have the right to retain from any payment then due or thereafter to become due an amount sufficient to (1) satisfy, discharge and defend against any such claim of lien or stop notice or other demand, or any action or proceeding thereon which may be brought to judgment or award; (2) make good any such nonpayment, nonperformance, damage, failure or default; and (3) compensate the Owner and other Indemnitees for, and indemnify them against, any and all losses, reasonable accountants', reasonable consultants' and reasonable experts' fees and costs which may be sustained or incurred, by the Owner and other Indemnitees through counsel reasonably approved by Owner in connection therewith. The Owner shall have the right to apply and charge against any amount due to be paid to the Contractor, or any amounts retained from such payments, as may be required for the foregoing purposes. If the amount to be paid, or the amount retained, is insufficient therefor, the Contractor shall be liable for the difference and upon written demand shall immediately pay the same to the Owner. The provisions of this paragraph are in addition to such other rights and entitlements as the Indemnitees may enjoy against Contractor under this Agreement, the Contract Documents, and at law and in equity, provided, however, the provisions of this paragraph shall not apply to any claim of lien, stop-notice or other demand for payment or security which arise out of Owner's breach of this Agreement, including Owner's failure or the failure of the lender(s) for the Project to pay for the Work which is the subject of the lien, stop notice or other demand.


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3.18.6 Should any Subcontractor, Sub-Subcontractor, Supplier or other person under them make, record or file, or maintain any action on or respecting, a claim of mechanic's lien, a stop-notice or equitable lien, a claim of the payment or performance bond, or a lis pendens, the Contractor shall immediately and at its own expense procure, furnish and record appropriate statutory release bonds, or take other action reasonably approved by Owner, which would under applicable law extinguish or expense said claim, stop-notice or lis pendens. Any failure of the Contractor to procure, furnish and record such release bond may be treated by the Owner as an event of default under the Contract Documents. Notwithstanding the foregoing, Contractor shall have no obligations to take the action required under this paragraph if any such claim, lien or lis pendens results from Owner's failure to make progress payments required hereunder.

3.19.1 If the Owner furnishes to the Contractor a construction loan agreement or similar agreement between Owner and any lender, Contractor agrees to fully cooperate with Owner in reasonably complying with the provisions thereof and agrees to furnish any and all information, reports and certificates which are required thereunder. Contractor specifically agrees to make such changes to the Contract Documents as the lender may reasonably request, including without limitation, changes to the monthly payment schedule, retentions, data to be delivered with invoices, lender inspections, delivery of notices to the lender regarding various matters and assignment of the Contract Documents to the lender.

3.19.2 The Contractor shall provide all documents, reports and other information requested by any escrow agent or title insurer, and shall cooperate with such persons to the fullest extent possible.

3.19.3 In the event any lender of the Owner shall designate an inspecting architect or other representative, the Owner may require the concurrence of such architect or representative in each instance in which approval of Owner, Development Manager or Architect is required by any Provision of these General Conditions or other Contract Documents. The Contractor agrees to cooperate with such inspecting architect or representative.

3.20 Contractor shall, in addition to any other Contractor duties and obligations set forth in this Contract and subject to the terms and provisions of this Contract, perform the following:

3.20.1 The Contractor, and any Subcontractor if expressly requested by Owner or Development Manager, shall provide Owner and Development Manager with a copy of the current contractor's license and certificate of insurance for the Contractor prior to payment of the first Application for Payment. The Contractor shall remain at all times during the term of this Contract fully qualified and capable of performing every phase of the Work to complete the Project, either itself or through the Subcontractors.

3.20.2 The Contractor shall maintain at the site on a current basis records of all Subcontracts, orders for materials and equipment, shop drawings, samples, and any other related documents and revisions thereto which arise out of the Contract Documents or the Work.

3.20.3 After Substantial Completion, the Contractor shall perform or assist Owner or Development Manager in the start-up of all Equipment and other mechanical operations and systems included as a part of the Work.

                                    ARTICLE 4

                         ADMINISTRATION OF THE CONTRACT

4.1   ARCHITECT AND DEVELOPMENT MANAGER

4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Architect" means the Architect or the Architect's authorized representative.

4.1.2 The Development Manager is Sares-Regis Group of Northern California, LP, with offices at 393 Vintage Park Drive, Suite 100, Foster City, CA 94404-1134 or such successor as the Owner may appoint from time to time by written notice to the Contractor.

4.1.[2]3 [Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.] The duties, responsibilities and limitations of authority of the Architect and Development Manager as set forth in the Contract Documents shall not be modified or extended without written consent of the Owner and the Architect or Development Manager and written notice to the Contractor, except that the Owner may unilaterally limit the Architect's or Development Manager's authority from time to time by written notice to the Contractor; however, the limiting of the Development Manager's or Architect's authority cannot be retroactive. Except to the extent provided in Paragraph 7.5, Owner shall have no liability for the negligence, willful misconduct or defaults of Development Manager or Architect. If Contractor incurs any expense or liability as a result thereof, Contractor shall be subrogated to the rights, if any, of Owner against Development Manager or Architect.

It is the intent of the parties that if there are any errors or inconsistencies in the Specifications and Drawings or if the Specifications or Drawings are in violation of Law, then (i) Contractor and the Architect preparing such Specifications and Drawings shall allocate such liability and responsibility, should they so elect, in a separate document of which Owner shall not be a party, (ii) as between Owner and Contractor, Owner shall have no liability or responsibility whatsoever (except to the limited extent provided in Paragraph 7.5).

4.1.4 In case of termination of employment of the Architect or Development Manager, [the Owner shall appoint an architect against whom the Contractor makes no reasonable objection and whose status under the Contract Documents shall be that of the former architect.] Owner may at any time employ or retain any licensed Architect or person or entity qualified to act as Architect or Development Manager to perform all or any part of their duties hereunder or to exercise any of their rights hereunder. Owner shall notify all parties in writing (setting forth the scope of said replacement Architect's or Development Manager's duties and responsibilities).

4.1.4 Disputes arising under Subparagraphs 4.1.2 and 4.1.3 shall be subject to arbitration.

4.2   [ARCHITECT'S] ADMINISTRATION OF THE CONTRACT

4.2.1 [The Architect will provide administration of the Contract 2s described in the Contract Documents, and will be the Owner's representative (I) during construction, (2) until final payment is due and (3) with the Owner's concurrence, from time to time during the correction period described in Paragraph 12.2. The Architect will advise and consult with the Owner. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument in accordance with other provisions of the Contract.] The Owner shall provide administration of the Contract as hereinafter described and may delegate any part of such obligation to the Development Manager or Architect, but such delegation shall not limit the Owner's right to require its concurrence or approval of the Development Manager's or Architect's actions, if the Owner so elects. The Owner may participate in all major meetings as required, and may serve as the person through whom the Contractor special communications and needs are passed, including requests for information and special consultation with architects, engineers, outside consultants and lending institutions.


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The Development Manager, with the concurrence of the Owner and Architect, shall have general supervision and direction of the Work. The Architect, with the approval of the Owner in each case shall supervise and instruct the Contractor with regard to matters set forth in the Drawings and Specifications. In addition to any specific responsibilities assigned elsewhere in the Contract Documents, the Owner shall decide any and all questions which may arise as to the rate of progress of the Work. The Development Manager and Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument executed by Owner.

4.2.2 The Architect will visit the site at intervals appropriate to the stage of construction to become generally familiar with the progress and quality of the completed Work and to determine in general if the Work is being performed in a manner indicating that the Work, when completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect will keep the Owner informed of progress of the Work, and will endeavor to guard the Owner against defects and deficiencies in the Work.

4.2.3 The Development Manager and The the Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's responsibility as provided in Paragraph 3.3. The Architect will not be responsible for the Contractor's failure to carry out the Work in accordance with the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Con-tractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

4.2.4 COMMUNICATIONS FACILITATING CONTRACT ADMINISTRATION. Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized by Owner, the Owner and Contractor shall [endeavor to] communicate through the [Architect] Development Manager; provided, however, that Owner may instruct, correspond or negotiate with Contractor directly. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with [separate contractors] other Contractors shall be through the [Owner] Development Manager.

4.2.5 [Based on the Architect's observations and evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.]

4.2.6 The Owner, Development Manager and Architect will have authority to reject Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, and after consulting with Development Manager, the Architect will have authority to require additional inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Owner, Development Manager and Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Owner, Development Manager or Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing portions of the Work.

4.2.7 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

4.2.8 The Architect Development Manager will [prepare] direct the Architect to issue Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4. All Change Orders and Construction Change Directives shall require the approval of Owner in writing to be binding on Owner.

4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of Final Completion, will receive and forward to the Owner for the Owner's review and records written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents approve, subject to Owner's review and approval, the final Application for Payment in such amounts.

4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

4.2.11 Subject to Paragraph 4.3 hereinbelow in respect of claims, the [The] Architect will, in the first instance, interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of either the Owner, Development Manager or Contractor. The Architect's response to such requests will be made with reasonable promptness and within any time limits agreed upon. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them. Should a conflict be discovered within the Contract Documents, the CONTRACTOR SHALL BE DEEMED TO HAVE AGREED TO PERFORM THE WORK IN ACCORDANCE WITH THE LEVEL OF QUALITY ESTABLISHED IN THE PLANS AND SPECIFICATION AND ACCEPTED INDUSTRY STANDARDS FOR SIMILAR PROJECTS unless it shall have asked for and obtained a decision, in writing, approved by Owner, from the Architect before entering into the Contract.

4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

4.2.13 The Architect's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.


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4.3   CLAIMS AND DISPUTES

4.3.1 DEFINITION. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment [or interpretation] of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes [and matters in question] between the Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

4.3.2 DECISION OF ARCHITECT. Claims, including those alleging an error or omission by the Development Manager or Architect, shall be referred initially to the Architect for action as provided in Paragraph 4.4. A decision by the Architect, as provided in Subparagraph 4.4.4, shall be required as a condition precedent to arbitration or litigation of a Claim between the Contractor and Owner as to all such matters arising prior to the date final payment is due, regardless of (1) whether such matters relate to execution and progress of the Work or (2) the extent to which the Work has been completed. The decision by the Architect in response to a Claim shall not be a condition precedent to arbitration or litigation in the event (l) the position of Architect is vacant,
(2) the Architect has not received evidence or has failed to render a decision within agreed time limits, (3) the Architect has failed to take action required under Subparagraph 4.4.4 within 30 days after the Claim is made, (4) 45 days have passed after the Claim has been referred to the Architect or (5) the Claim relates to a mechanic's lien.

4.3.3 TIME LIMITS ON CLAIMS. Claims by either party must be made within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be made by written notice. An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless submitted in a timely manner.

4.3.4 CONTINUING CONTRACT PERFORMANCE. Pending final resolution of a Claim including arbitration, unless otherwise agreed in writing the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

4.3.5 WAIVER OF CLAIMS: FINAL PAYMENT. The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

       .1 liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

       .2 failure of the Work to comply with the requirements of the Contract Documents; or

       .3     terms of special warranties required by the Contract Documents.

4.3.6 CLAIMS FOR CONCEALED OR UNKNOWN CONDITIONS. If a Concealed Condition is discovered at the site [which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents, or (2) unknown physical conditions of an unusual nature which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents], then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, and if Contractor neither knew nor should have known of such Concealed Condition prior to entering into this Agreement or prior to establishing the Guaranteed Maximum Price, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents or that Contractor either knew or should have known of such Concealed Condition prior to the time established above, and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.4.

4.3.7 CLAIMS FOR ADDITIONAL COST. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph
10.3. [If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect,
(2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner's suspension or (7) other reasonable grounds, Claim shall be filed in accordance with the procedure established herein.] Contractor shall only be allowed to make and recover on a Claim for an increase in the Contract Sum resulting from events specifically listed in Paragraph 7.5; no other increase in the Cost of the Work shall result in an increase in the Contract Sum.

4.3.8   CLAIMS FOR ADDITIONAL TIME

4.3.8.1 If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

4.3.8.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions [were abnormal for the period of time and could not have been reasonably anticipated, and that weather conditions] had an adverse effect on the scheduled construction.

4.3.9 INJURY OR DAMAGE TO PERSON OR PROPERTY. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party's employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 2 I days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a Claim for additional cost or time related to this Claim is to be asserted, it shall be filed as provided in Subparagraphs 4.3.7 or 4.3.8.

4.4   RESOLUTION OF CLAIMS AND DISPUTES

4.4.1 The Architect will review Claims and take one or more of the following preliminary actions within ten days of receipt of a Claim: (1) request additional supporting data from the claimant, (2) submit a schedule to the parties indicating when the Architect expects to take action, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party or (5) suggest a compromise. The Architect may also, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim.

4.4.2 If a Claim has been resolved, the Architect, or at Owner's sole option, Owner will prepare or obtain appropriate documentation.


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4.4.3 If a Claim has not been resolved, the party making the Claim shall, within ten days after the Architect's preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Architect, (2) modify the initial Claim or (3) notify the Architect that the initial Claim stands.

4.4.4 If a Claim has not been resolved after consideration of the foregoing and of further evidence presented by the parties or requested by the Architect, the Architect will notify the parties in writing that the Architect's decision will be made within seven days, which decision shall be [final and] considered advisory only and not binding on the parties [but subject to arbitration]. Upon expiration of such time period, the Architect will render to the parties the Architect's written decision relative to the Claim, including any change in the Contract Sum or Contract Time or both. If there is a surety and there appears to be a possibility of a Contractor's default, the Architect may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

4.5   ARBITRATION

4.5.1 CONTROVERSIES AND CLAIMS SUBJECT TO ARBITRATION. Any controversy or Claim arising out of or related to the Contract, or the breach thereof, shall be settled by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof, except controversies or Claims relating to aesthetic effect and except those waived as provided for in Subparagraph 4.3.5. Such controversies or Claims upon which the Architect has given notice and rendered a decision as provided in Subparagraph 4.4.4 shall be subject to arbitration upon written demand of either party. Arbitration may be commenced when 45 days have passed after a Claim has been referred to the Architect as provided in Paragraph
4.3 and no decision has been rendered.

4.5.2 RULES AND NOTICES FOR ARBITRATION. Claims between the Owner and Contractor not resolved under Paragraph 4,4 shall, if subject to arbitration under Subparagraph 4.5.1, be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. Notice of demand for arbitration shall be filed in writing with the other party to the Agreement between the Owner and Contractor and with the American Arbitration Association, and a copy shall be filed with the Architect.

4.5.3 CONTRACT PERFORMANCE DURING ARBITRATION. During arbitration proceedings, the Owner and Contractor shall comply with Subparagraph 4.3.4.

4.5.4 WHEN ARBITRATION MAY BE DEMANDED. Demand for arbitration of any Claim may not be made until the earlier of (1) the date on which the Architect has rendered a final written decision on the Claim, (2) the tenth day after the parties have presented evidence to the Architect or have been given reasonable opportunity to do so, if the Architect has not rendered a final written decision by that date, or (3) any of the five events described in Subparagraph 4.3.2.

4.5.4.1 When a written decision of the Architect states that (1) the decision is final but subject to arbitration and (2) a demand for arbitration of a Claim covered by such decision must be made within 30 days after the date on which the party making the demand receives the final written decision, then failure to demand arbitration within said 30 days' period shall result in the Architect's decision becoming final and binding upon the Owner and Contractor. If the Architect renders a decision after arbitration proceedings have been initiated, such decision may be entered as evidence, but shall not supersede arbitration proceedings unless the decision is acceptable to all parties concerned.

4.5.4.2 A demand for arbitration shall be made within the time limits specified in Subparagraphs 4.5.1 and 4.5.4 and Clause 4.5.4.1 as applicable, and in other cases within a reasonable time after the Claim has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such Claim would be barred by the applicable statute of limitations as determined pursuant to Paragraph 13.7.

4.5.5 Limitation on Consolidation or Joinder. No arbitration arising out of or relating to the Contract Documents shall include, by consolidation or joinder or in any other manner, the Architect, the Architect's employees or consultants, except by written consent containing specific reference to the Agreement and signed by the Architect, Owner, Contractor and any other person or entity sought to be joined. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Owner, Contractor, a separate contractor as described in Article 6 and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. No person or entity other than the Owner, Contractor or a separate contractor as described in Article 6 shall be included as an original third party or additional third party to an arbitration whose interest or responsibility is insubstantial. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a dispute not described therein or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

4.5.6 CLAIMS AND TIMELY ASSERTION OF CLAIMS. A party who files a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded. When a party fails to include a Claim through oversight, inadvertence or excusable neglect, or when a Claim has matured or been acquired subsequently, the arbitrator or arbitrators may permit amendment.

4.5.7 JUDGMENT ON FINAL AWARD. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                                    ARTICLE 5

                                 SUBCONTRACTORS

5.1   DEFINITIONS

5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor does not include [a separate contractor] other Contractors or subcontractors of [a separate contractor] other Contractors.

5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.1.3 The terms Subcontractor and Sub-subcontractor also include persons supplying materials and equipment incorporated into, used in connection with, or consumed by the Work.

5.2   AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the [Owner through the Architect] Development Manager for review by the Owner, Development Manager and Architect the names of persons or entities (including


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those who are to furnish materials or equipment fabricated to a special design)
proposed for each portion of the Work.[ The Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.] Copies of all bids or other proposals from Subcontractors shall, upon request of the Owner, be submitted to the Owner. All Subcontractors shall be subject to the approval of Owner which approval shall not be unreasonably withheld.

5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner, Development Manager or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

5.2.3 If the Owner, Development Manager or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner, Development Manager or and Architect has have no reasonable objection. The Contract Sum shall be increased or decreased by the difference in cost occasioned by such change and an appropriate Change Order shall be issued. However, no increase in the Contract Sum shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner, Development Manager or Architect makes reasonable objection to such change. The Owner may require the Contractor to change any Subcontractor previously approved and, if at such time the Contractor is not in default hereunder, the Contract Sum shall be increased or decreased by the difference in cost occasioned by such change.

5.2.5 Prior to solicitation of bids from Subcontractors and material suppliers, Contractor shall submit to the Owner, Development Manager and Architect a proposed list of bidders. The Owner reserves the right to approve and add to such bidders list. Such approval shall be in writing.

5.2.6 It is understood that in the event of a conflict between Owner, on the one hand, and the Development Manager or Architect, on the other hand, regarding the selection of subcontractors, the Owner's decision in selection of subcontractors shall govern.

5.3   SUBCONTRACTUAL RELATIONS

5.3.1 By appropriate written agreement, [written where legally required for validity,] the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by these Documents, assumes toward the Owner, Development Manager and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner, Development Manager and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors shall similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

5.3.2 Any part of the work performed for the Contractor by a Subcontractor shall be pursuant to a written Subcontract between the Contractor and such Subcontractor, which shall be prepared on the form of Subcontract which the Owner has approved. Each Subcontract shall:

       .1 require that such work be performed in accordance with the requirements of the Contract Documents;

       .2 waive all rights the contracting parties may have against one another or that the Subcontractor may have against the Owner for damages caused by fire or other perils covered by the property insurance described in the Contract Documents;

       .3 require the Subcontractor to carry and maintain liability insurance in accordance with the Contract Documents; and

       .4 require the Subcontractor to furnish such certificates and waivers of liens as Owner, any lender or title insurer may reasonably request including waivers of mechanics' lien rights to the extent permitted by law.

5.4   CONTINGENT ASSIGNMENT OF SUBCONTRACTS

5.4.1 [Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

        .1 assignment is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor in writing; and

        .2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.]

All subcontract agreements shall conform to the requirements of the Contract Documents and Contractor hereby assigns to Owner (and Owner's permitted assigns) all its interest in any subcontract agreements and purchase orders now existing or hereinafter entered into by Contractor for performance of any part of the Work, which assignment will be effective upon acceptance by Owner in writing and only as to those subcontract agreements and purchase orders that Owner designates in said writing. It is agreed and understood that Owner may only accept said assignment upon (i) Termination for Cause pursuant to Paragraph 14.2.1, or (ii) upon Termination for Convenience pursuant to Paragraph 14.2.5 and payment of the fee as provided under Paragraph 14.2.6.2. Upon such acceptance by Owner, (1) Contractor shall promptly furnish to Owner true and correct copies of the designated subcontract agreements, and purchase orders, and (2) Owner shall only be required to compensate the designated Subcontractor(s) or supplier(s) for compensation accruing to such party(ies) for Work done or materials delivered from and after the date on which Owner determines to accept the subcontract agreement(s) or purchase order(s). All sums due and owing by Contractor to the designated Subcontractor(s) or supplier(s) for work performed or material supplied prior to Owner's determination to accept the subcontract agreement(s) or purchase order(s) shall constitute a debt between such parties and Contractor. It is further agreed that all subcontract agreements and purchase orders shall provide that they are freely assignable by Contractor to Owner and assigns under the terms and conditions stated hereinabove. It is further agreed and understood that such assignment is part of the consideration to Owner for entering into the Contract with Contractor any may not be withdrawn prior to Final Completion. Contractor shall deliver or cause to be delivered to Owner a written acknowledgment in form and substance satisfactory to Owner from each of its Subcontractors and suppliers of the contingent assignment described herein no later than ten (10) days after the date of


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execution of each subcontract agreement and purchase order with such parties.

5.4.2 If the Work has been suspended for more than 30 days, he Subcontractor's compensation shall be equitably adjusted.

5.5     CONTRACTOR'S RESPONSIBILITY FOR ACTS OF SUBCONTRACTORS

5.5.1 The Contractor shall be totally responsible and liable for all acts and omissions of the Subcontractors and each of their employees, agents and independent contractors and all other parties for whose acts any of such Subcontractors may be liable, to the same extent as the Contractor is responsible and liable for the acts and omissions of parties directly employed by the Contractor. The Contractor shall also be solely responsible for the payment of the Subcontractor and all other persons directly or indirectly employed by the Contractor or the Subcontractors, whether or not such persons are entitled to assert mechanics' lien, stop notice, equitable lien or labor and material lien rights against the Project or the site.

                                    ARTICLE 6

             CONSTRUCTION BY OWNER OR BY [SEPARATE] OTHER CONTRACTORS

6.1.1 OWNER'S RIGHT TO PERFORM CONSTRUCTION WITH OWN FORCES AND TO AWARD [SEPARATE] OTHER CONTRACTS

6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, which include persons or entities under separate contracts not administered by the Development Manager. The Owner further reserves the right to award other contracts in connection with other portions of the Project or other construction or operations on the site [and to award separate contracts in connection with other portions of the Project or other construction or operations on the item] under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the owner, the Contractor shall make such Claim as provided elsewhere in the Contract Documents.

6.1.2 [When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Contractor" in the Contract Documents in each case shall mean the Contractor who executed each separate Owner-Contractor Agreement.] When the Owner performs construction or operations with the Owner's own forces, including persons or entities under separate contracts not administered by the Development Manager, the Owner shall provide for coordination of such forces with the Work of the Contractor in order to prevent any disruption or delay to the Work of the Contractor, who shall cooperate with them.

6.1.3 [The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule and Contract Sum deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this
Article 6 and Articles 10, 11 and 12.]

6.2   MUTUAL RESPONSIBILITY

6.2.1 The Contractor shall afford [the Owner and separate contractors] the Owner's own forces, Development Manager and other Contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the [Owner or a separate contractor] Owner's own forces or other Contractors, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Owner, Development Manager and Architect [apparent] discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results or would render it incompatible with Contractor's Work. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner's [or separate contractors'] or other Contractors' completed or partially completed construction is fit and proper to receive the Contractor's Work[, except as to defects not then reasonably discoverable] and is fully compatible therewith.

6.2.3 [Costs] Subject to Paragraph 8.3 hereof, costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or [separate contractors] other Contractors as provided in Subparagraph 10.2.5 or to other completed or partially completed construction or property on the site or to property of any adjoining owner or other party.

6.2.5 Claims and other disputes and matters in question between the Contractor and a separate contractor shall be subject to the provisions of Paragraph 4.3 provided the separate contractor has reciprocal obligations.

6.2.6 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Paragraph 3.14.

6.3   OWNER'S RIGHT TO CLEAN UP

6.3.1 If a dispute arises among the Contractor[, separate contractors and the Owner] and other Contractors as to their responsibility [under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish as described in Paragraph 3.15, the Owner may clean up and allocate the cost among those responsible as the Architect determines to be just.] for cleaning up as required by Paragraph 3.15, assignment of this clean-up will be determined by the Development Manager.

                                    ARTICLE 7

                               CHANGES IN THE WORK

7.1   CHANGES

7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, only by Change Order, Construction Change Directive or order for a minor change in the Work as provided in Paragraph 7.4, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents. When submitting a proposal for a Change Order or Construction Change Directive, the Contractor shall include and set forth in clear and precise detail breakdowns of labor and materials for all trades involved and the estimated impact on the construction schedule. The Contractor shall furnish spread sheets from which the breakdowns were prepared, plus spread sheets, if requested, of any Subcontractors.

7.1.2 A Change Order shall be based upon agreement among the Owner, and Contractor; a Construction Change


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Directive requires agreement by the Owner, Development Manager and Architect and
may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect Development Manager alone.

7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

7.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

7.2   CHANGE ORDERS

7.2.1 A Change Order is a written instrument prepared by the [Architect] Development Manager and signed by the Owner, Contractor, Development Manager and Architect, stating their agreement upon all of the following for the item covered in each Change Order as well as the cumulative effect and impact of all previous Change Orders:

   .1    a change in the Work;

   .2    the amount of the adjustment in the Contract Sum, if any; and

   .3    the extent of the adjustment in the Contract Time, if any[.]; and

   .4 the portion of the cost thereof to be applied against the Contractor's Contingency or the Owner's Contingency.

7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

7.3   CONSTRUCTION CHANGE DIRECTIVES

7.3.1 A Construction Change Directive is a written order [prepared by the Architect] directed to the Contractor and signed by the Owner [and architect], directing a change in the Work and stating a proposed basis for adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

   .1 mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

   .2   unit prices stated in the Contract Documents or subsequently agreed upon

   .3 cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

   .4   as provided in Subparagraph 7.3.6.

7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and within five days of receipt of same advise the [Architect] Development Manager and Owner of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them for the item covered in each Change Directive as well as the cumulative effect and impact of all previous Change Directives. Such agreement shall be effective immediately and shall be recorded as a Change Order.

7.3.6 If the Contractor does not respond [promptly] within the five-day period prescribed above, or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the [Architect] Development Manager on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit as provided in Paragraph 7.3.3. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the [Architect] Development Manager may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:

   .1 costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' or workmen's compensation insurance;

   .2 costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

   .3 reasonable rental costs of machinery and equipment, exclusive of hand tools, obtained and used specifically for such Work, whether rented from the Contractor or others;

   .4 costs of premiums for all bonds (if any) and insurance, permit fees, and sales, use or similar taxes directly attributable to such Work [related to the Work]; and

   .5 additional costs of supervision and field office personnel directly attributable to the change.

7.3.7 Pending final determination of actual cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the [Architect] Development Manager and Owner. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

7.3.8 If the Owner and Contractor do not agree with the adjustment in Contract Time or the method for determining it, the adjustment or the method shall be [referred to the Architect for determination] determined in accordance with Paragraph 8.3 hereof.

7.3.9 When the [Owner and Contractor agree with the determination made by the Architect concerning the] adjustments in the Contract Sum and Contract Time[, or otherwise reach agreement upon the adjustments] are determined as provided herein, such [agreement] determination shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

7.4   MINOR CHANGES IN THE WORK

7.4.1 The [Architect] Owner and Development Manager will each have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the


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Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

7.5     ALLOCATION OF ADDITIONAL COSTS

7.5.1 Additional Costs caused by the following events shall not constitute a Cost of the Work or entitle the Contractor to an increase in the Contract Sum or extension of the Contract Time:

       .1 Any act or omission constituting a default or negligence by Contractor, Subcontractors, Sub-subcontractors or their employees or agents.

       .2 The cost of repair of improper Work or Work damaged by Contractor, Subcontractor, Sub-subcontractor or their employees or agents.

       .3     Intentionally omitted.

       .4 Additional testing, inspections or approvals pursuant to Paragraph 13.5.3.

       .5     Deposits lost because of Contractor's fault or negligence.

7.5.2 Additional costs caused by the following events shall constitute a Cost of the Work and shall entitle Contractor to an increase in the Contract Sum and/or an extension of the Contract Time without application against the Contingency:

     .1 Willful misconduct or breach of this Agreement by Owner.

     .2 Voluntary changes in the Work requested by Owner constituting changes in the Project not required by Law or reasonably necessary to cause the Project to operate as generally contemplated by the Plans and Specifications.

     .3 Changes in Subcontractors required by Owner without cause pursuant to Paragraph 5.2.4.

     .4 Suspensions, delays or interruptions pursuant to Paragraph 14.3 without cause or resulting from the negligence or willful misconduct or defaults of Architect or Development Manager.

     .5 Damage to the project caused by Owner due to move in.

     .6 Increases in the Contractor's cost of performance of any part of the Work to the extent such increase is the result of the negligence or willful misconduct or defaults of Architect or Development Manager.

     7. Except as otherwise provided in this Agreement (including without limitation Paragraphs 1.2 or 3.2), errors, discrepancies, omissions or interfacing omissions in the Drawings and Specifications.

7.5.3 After execution of a Change Order, the change in the Contract Sum and Contract Time, if any, shall be final and binding on both parties. Thereafter, Contractor shall not be entitled to request any additional increase to the Contract Sum as a result of such Change Order for direct, indirect, delay, acceleration or other costs or extension of the Contract Time, whether caused as a result of facts known prior to such determination or thereafter. In determining any claim for an increase, the Contract Sum or extensions of the contract Time as a result of delays, any and all "float time" (i.e., delay in portions of the Work not directly causing a delay in Substantial Completion; i.e., critical path) shall be owned by Owner. The Contractor shall use its best efforts to rearrange the Work so as to minimize delays and minimize any valid Cost of the Work increase or any valid Contract Time extensions. In any event, no claim by Contractor for an increase in the Contract Sum whether by a claim based on additional direct costs, delay costs, acceleration costs, unjust enrichment, quantum merit or otherwise, or for an extension of the Contract Time, shall be valid.

7.5.4 Failure of both parties to agree to any change to the Contract Sum, Contract Time or other Contract term pursuant to a Change Directive shall be treated as provided in Paragraph 4.4. However, nothing shall excuse the Contractor from proceeding with performance of the Contract as changed by Change Directive from Owner, provided Owner continues to pay Contractor in accordance with the Contract Documents and Contractor shall use its best efforts to rearrange the Work so as to avoid or minimize delays and additional costs resulting from delays in final agreement on such disputed matters.

7.5.5 References in the Contract Documents to "the expense of Contractor", "charged to Contractor", "Contractor shall bear the cost of" or the like shall mean that the Contractor shall absorb the cost thereof which shall not constitute a Cost of the Work, whether or not any Contractor's Contingency then exists.

                                    ARTICLE 8

                                      TIME

8.1   DEFINITIONS

8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

8.1.2 The date of commencement of the Work is the date established in the Agreement. The date shall not be postponed by the failure to act of the Contractor or of persons or entities for whom the Contractor is responsible.

8.1.3 The date of Substantial Completion is the date certified by the Architect and approved by the Owner in accordance with Paragraph 9.8.

8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

8.2   PROGRESS AND COMPLETION

8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

8.2.2 The Contractor shall not [knowingly], except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article II to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

8.3   DELAYS AND EXTENSIONS OF TIME

8.3.1 Subject to the provisions of Paragraph 7.5, if [If] the Contractor is delayed at any time in progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by [labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor's control, or by delay authorized by the Owner pending arbitration, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine] occurrences beyond the control and without the fault or negligence of the Contractor


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and which by the exercise of reasonable diligence the Contractor is unable to prevent or provide against, including labor disputes (other than disputes limited to the work force of, or provided by, the Contractor or its Subcontractors), fire, unusual delay in deliveries not reasonably anticipatable, unavoidable casualties, or by other occurrences which the Development Manager, subject to the Owner's approval, determines may justify delay, then, provided that the Contractor is in compliance with Subparagraph 4.3.3 hereof, the Contract Time Shall be extended and the Contract Sum shall be increased by Change Order or Construction Change Directive for the length of time actually and directly caused by such occurrence as determined by the Development Manager and approved by the Contractor and Owner (such approval not to be unreasonably withheld, delayed, or conditioned); provided, however, that such extension of Contract Time shall be net of any delays caused by or due to the fault or negligence of the Contractor or which are otherwise the responsibility of the Contractor and shall also be net of any contingency of "float" time allowance included in the Contractor's construction schedule. The Contractor shall, in the event of any occurrence likely to cause a delay, cooperate in good faith with the Development Manager and Owner to minimize and mitigate the impact of any such occurrence and do all things reasonable under the circumstances to achieve this goal.

8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Paragraphs 4.3 and Article 7. A copy of any claim for extension shall be delivered to the Owner, and the Contractor shall immediately take all steps reasonably possible to lessen the adverse impact of such delay.

8.3.3 This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents; provided, however, that Contractor's sole and exclusive remedy for delays of the type described in Paragraph 8.3.1 shall be an extension of the Contract Time or an increase in the Contract Sum as provided in this Article 8.

8.3.4 The Owner may seek recovery for actual damages suffered due to delays of the Contractor; such actual damages will be considered to commence five (5) days after each or all of the following: (1) scheduled Substantial Completion date for any portion of the Work, (2) scheduled occupancy date for any portion of the Work, (3) scheduled Substantial Completion date for the entire Work; and (4) scheduled occupancy date for the entire Work. The dates referenced herein shall be subject to adjustment as provided in the Contract Documents.

8.3.5 No change in the Work, whether by way of alteration or addition to the Work, shall be the basis of an extension in the Contract Time unless and until such alteration or addition has been authorized by a Change Order or Change Directive executed and issued in accordance with and in strict compliance with the requirements of the Contract Documents.

Any claim for increased cost for delay shall be asserted in accordance with the provisions of Paragraph 4.3.3 unless the time is extended in writing by the Owner. This requirement is of the essence of the Contract Documents. Accordingly, no course of conduct or dealings between the parties, no express or implied acceptance of alterations or additions to the Work, and no claim that the Owner has been unjustly enriched by any alteration or addition to the Work, whether or not there is in fact any such unjust enrichment, shall be the basis for any claim to an increase in the Contract sum or an extension in the Contract Time.

                                    ARTICLE 9

                             PAYMENTS AND COMPLETION

9.1   CONTRACT SUM

9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

9.2   SCHEDULE OF VALUES

9.2.1 Before the first Application for Payment, the Contractor shall submit to the Architect a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

9.3   APPLICATIONS FOR PAYMENT

9.3.1 At least ten days before the date established by the lender(s) for the Project for each progress payment, the Contractor shall submit to the Architect Development Manager an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner or Architect Development Manager may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for elsewhere in the Contract Documents.

9.3.1.1 Such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives but not yet included in Change Orders.

9.3.1.2 Such applications may not include requests for payment of amounts the Contractor does not intend to pay to a Subcontractor or material supplier because of a dispute or other reason.

9.3.1.3 Such Application for Payment shall be accompanied by waivers of lien and other documentation from subcontractors as may be reasonably required by the Owner, any lender and title insurer to establish the absence of any claims for mechanics or other statutory liens.

9.3.1.4 Copies of all Applications for Payment shall be submitted to the Owner and, upon the Owner's request, directly to the lender(s) for the Project.

9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include applicable insurance, storage and transportation to the site fur such materials and equipment stored off the site.

9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

9.4   CERTIFICATES FOR PAYMENT

9.4.1 [The Architect will, within seven days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect's reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1.] The Development Manager will assemble a Project Application for Payment by combining the Contractor's applications with


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similar applications for progress payments from other Contractors and, after certifying the amounts due on such applications, forward them to the Architect within seven days.

9.4.1.1 Within seven days after the Architect's receipt of the Project Application for Payment, the Development Manager and Architect will either issue to the Owner a Project Certificate for Payment, with a copy to the Contractor, for such amount as the Development Manager and Architect determine is properly due, or notify the Contractor and Owner in writing of the Development Manager's and Architect's reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1. Such notification will be forwarded to the Contractor by the Development Manager.

9.4.2 The issuance of a separate Certificate for Payment or a Project Certificate for Payment will constitute a representations made separately by the Development Manager and Architect to the Owner, based on their Architect's individual observations at the site and the data comprising the Application for Payment submitted by the Contractor, that the Work has progressed to the point indicated and that, to the best of the Development Manager's and Architect's knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Development Manager or Architect. The issuance of a separate Certificate for Payment or a Project Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a separate Certificate for Payment or a Project Certificate for Payment will not be a representation that the Development Manager or Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

9.5   DECISIONS TO WITHHOLD CERTIFICATION

9.5.1 The Development Manager and Architect may decide not to certify payment and may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Development Manager's or Architect's opinion the representations to the Owner required by Subparagraph
9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Subparagraph 9.4.1. If the Development Manager or Architect is unable to certify payment in the amount of the Application, the Development Manager or Architect will notify the Contractor and Owner as provided in Subparagraph 9.4.1.1. If the Contractor, Development Manager and Architect cannot agree on a revised amount, the Development Manager and Architect will promptly issue a Certificate for Payment for the amount for which the Development Manager and Architect is are able to make such representations to the Owner. The Development Manager or Architect may also decide not to certify payment or, because of subsequently discovered evidence or subsequent observations, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Development Manager's or Architect's opinion to protect the Owner from loss because of:

       .1     defective Work not remedied;

       .2 third party claims filed or reasonable evidence indicating probable filing of such claims:

       .3 failure of the Contractor to make payments properly to Subcontractors or for labor, materials equipment.

       .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum,

       .5     damage to the Owner or another contractor,

       .6 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay: or

       .7 persistent failure to carry, out the Work in accordance with the Contract Documents.

9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

9.5.3 If Contractor disputes any determination by the Development Manager or Architect with regard to any Certificate of Payment, Contractor shall nevertheless expeditiously continue to prosecute the Work.

9.5.4 The Owner may independently dispute payment in whole or part, whether or not a Certificate for Payment has been issued regarding the same, and in such event shall promptly notify the Development Manager, Architect and Contractor in writing of the dispute and the reason or reasons therefor. The Owner shall not be deemed to be in breach of this Contract by reason of the withholding of any payment pursuant to any provision of the Contract Documents, provided the Development Manager or Architect has approved the Owner's action, or the Work in question shall have been rejected by any governmental authority, the Owner or any lender of the Owner.

9.6   PROGRESS PAYMENTS

9.6.1 After the Development Manager and Architect has have issued a Project Certificate for Payment or a separate Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, [and shall so notify the Architect] subject to Subparagraph 9.6.4.

9.6.1.1 The Owner shall have the option, but not the obligation, to issue joint checks to the Contractor and various Subcontractors at the Owner's discretion with respect to all or any part of the payments discussed in this Article. Any payment in joint check form or the lack thereof shall not constitute a waiver of the same as to later payments.

9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in similar manner.

9.6.3 The Architect Development Manager will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Development Manager, Architect and Owner on account of portions of the Work done by such Subcontractor.

9.6.4 Neither the Owner, Development Manager nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.


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9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

9.7   FAILURE OF PAYMENT

9.7.1 If, through no fault of the Contractor, (1) the Architect does not issue a Project Certificate for Payment, [through no fault of the Contractor,] within seven days after receipt of the Development Manager's receipt of the Contractor's Application for Payment, or (2) if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Development Manager and Architect or awarded by arbitration or reference, then the Contractor may, upon seven additional days' written notice to the Owner, Development Manager and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, which shall be accomplished as provided in Article 7. Notwithstanding the foregoing, the Contractor may not stop the Work during the pendency of a bona fide dispute between Owner and Contractor provided any sums in dispute claimed by the Contractor are placed in escrow.

9.8   SUBSTANTIAL COMPLETION

9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor and Development Manager shall jointly prepare and submit to the Architect and Owner a comprehensive list of items to be completed or corrected. The Contractor shall proceed promptly, to complete and correct items on the list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Upon receipt of the Contractor's list, the Architect and Owner, assisted by the Development Manager, will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's list, which is not in accordance with the requirements of the Contract Documents, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. The Contractor shall then submit a request for another inspection by the Architect and Owner, assisted by the Development Manager, to determine Substantial Completion. When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish assist in the determination of the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion. The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.

9.8.2.1 Upon receipt of the Contractor's list of items to be completed or corrected, the Development Manager and Architect will promptly make a thorough review and prepare a "punch list," setting forth in accurate detail any items on the Contractor's list and additional items that are not acceptable.

9.8.2.2 When the "punch list" has been prepared, the Development Manager and Architect, if requested, will meet with the Contractor and any Subcontractor to identify and explain all "punch list" items and answer questions on the work which must be done before final acceptance.

9.8.2.3 If the Contractor gives notice that a major subcontractor has completed his "punch list" items, the Development Manager and Architect will review that portion of the work and, if the items are found to be satisfactorily completed, advise the Contractor accordingly.

9.8.3 Upon Substantial Completion of the Work or designated portion thereof and upon application by the Contractor, and certification by the Development Manager and Architect, and acceptance by the Owner, all lenders for the Project and applicable governmental authorities, the Owner shall make payment, reflecting adjustment in retainage, if any, for such Work or portion thereof as provided in the Contract Documents.

9.9   PARTIAL OCCUPANCY OR USE

9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Subparagraph 11.3.11 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them fur payments, retainage if any, security. maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor and Development Manager shall jointly prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. Consent of the Contractor to partial occupancy or use shall out be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if an agreement is reached, by decision of the Architect after consultation with the Development Manager.

9.9.2 Immediately prior to such partial occupancy or use, the Owner, Development Manager, Contractor and Architect shall jointly inspect the area be occupied or portion of the Work to be used in order determine and record the condition of the Work.

9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

9.10  FINAL COMPLETION AND FINAL PAYMENT

9.10.1 Upon completion of the Work, the Contractor shall forward to the Development Manager and Owner a written notice that the Work is ready for final inspection and acceptance and a final Contractor's Application for Payment. Upon [receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment,] the Development Manager will forward the notice and Application for Payment to the Architect, who will promptly make such inspection. [and, when]When the Architect, based on the recommendation of the Development Manager, finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's observations and inspections, the Work has been completed in accordance with terms and conditions of the Contract

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Documents and that the entire balance found to be due the Contractor and noted
in said final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled. The Owner shall approve or disapprove the final Certificate for Payment, stating whether the same is correct and accurate and, if the Owner disapproves the final Certificate for Payment, stating the reasons therefor.

9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect through the Development Manager (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

9.10.2.1 A reasonable sum may be withheld until the Contractor delivers to the Owner record drawings and other items required pursuant to Subparagraph 3.11.2, and the warranties, instructions and maintenance manuals required to be furnished pursuant to Subparagraphs 3.5 and 3.12.9.2, and a final statement of the cost of the Work allocated in accordance with the budget and in a form which has been approved by the lender(s) for the Project has been furnished. All submittals required to be made to Architect or Development Manager hereunder shall concurrently be made to Owner.

9.10.3 If, after Substantial Completion of the Work, Final Completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting Final Completion, and the Development Manager and Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Development Manager and Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work Out fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect through the Development Manager prior to certification of such payment. Such payment shall be made under terms and conditions concerning final payment, except that it shall not constitute a waiver of claims. The making of final payment shall constitute a waiver of claims by the Owner as provided in Subparagraph 4.3.5.

9.10.4 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment. Such waivers shall be in addition to the waiver described in Subparagraph 4.3.5.

                                   ARTICLE 10

                       PROTECTION OF PERSONS AND PROPERTY

10.1  SAFETY PRECAUTIONS AND PROGRAMS

10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract. The Contractor shall submit the Contractor's safety program to the Development Manager for review and coordination with the safety programs of other Contractors.

10.1.2 In the event the Contractor encounters on the site material reasonably believed to be asbestos or polychlorinated biphenyl (PCB) which has not been rendered harmless, the Contractor shall immediately stop Work in the area affected and report the condition to the Owner, Development Manager and Architect in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of the Owner and Contractor if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless. The Work in the affected area shall be resumed in the absence of asbestos or polychlorinated biphenyl (PCB), or when it has been rendered harmless, by written agreement of the Owner and Contractor, or in accordance with final determination by the Architect on which arbitration has not been demanded, or by arbitration under Article 4.

10.1.3 The Contractor shall not be required pursuant to Article 7 to perform without consent any Work relating to asbestos or polychlorinated biphenyl (PCB).

10.1.4 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Development Manager, Architect, Architect's their consultants and agents and employees of any of them from and against claims damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Owner, anyone directly or indirectly employed by the Owner or anyone for whose acts the Owner may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Subparagraph 10.1.4.

10.2  SAFETY OF PERSONS AND PROPERTY

10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

        .1 employees on the Work and other persons who may be affected thereby;

        .2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractor or Sub-subcontractors; and

        .3 other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or

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property or their protection from damage, injury or loss. Without limiting the foregoing, Contractor shall provide all facilities and shall follow all procedures required by the Occupational Safety and Health Act.

10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry out such activities under supervision of properly qualified personnel.

10.2.5 The Contractor shall promptly remedy at its sole cost damage and loss (other than damage or loss resulting from earthquake and flood or insured under property insurance required by the Contract Documents) to property referred to in Clauses 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Clauses 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner, Development Manager or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Paragraph 3.18.

10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner, Development Manager and Architect.

10.2.7 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

10.3  EMERGENCIES

10.3.1 In an emergency, affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraph 4.3 and
Article 7.

                                   ARTICLE 11

                               INSURANCE AND BONDS

11.1  CONTRACTOR'S LIABILITY INSURANCE

11.1.1 [The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor ore by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

        .1 claims under workers' or workmen's compensation, disability benefit and other similar employee benefit acts which arc applicable to the Work to be performed.

        .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor's employees;

        .3 claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees;

        .4 claims for damages insured by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Contractor, or (2) by another person;

        .5 claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

        .6 claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; AND

        .7 claims involving contractual liability insurance applicable to the Contractor's obligations under Paragraph 3 18.]

Contractor shall procure and maintain, at its own expense' with companies satisfactory to Owner, the following insurance coverage:

      .1 Workers' compensation and Employers' Liability Insurance as required by California law affording 30 days notice of cancellation to the Owner. The employers' liability coverage minimum limits are as follows:

               Bodily Injury by Accident -- $100,000 each accident;

               Bodily Injury by Disease $100,000 each employee And $500,000 policy limit.

      .2 General Liability Insurance in the amount of $1,000,000 each occurrence for bodily injury and/or property damage liability combined written on an "occurrence" basis including:

            (a) Premises and Operations coverage with X, C, and U exclusion deleted, if applicable.

            (b)   Owners and Contractors Protective coverage.

            (c)   Products and Completed Operations coverage.

            (d) "Broad Form Property Damage" coverage including Completed Operations.

            (e) Blanket contractual obligations coverage including both written and oral contracts and tort liability as prescribed by law.

            (f)   Personal Injury Coverage.

            (g) An endorsement naming Owner, and such other entities or persons as Owner may designate, as additional insured.


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            (h)   An endorsement affording 30 days' notice of cancellation to
                  Owner in the event of cancellation, nonrenewal or material reduction in coverage to the extent available.

            (i) An endorsement providing that such insurance as is afforded under Contractor's policy is primary insurance as respect Owner and that any other insurance maintained by Owner is excess and noncontributing with the insurance required hereunder.

      .3 Business Auto Liability in the amount of $1,000,000 each occurrence for bodily injury and/or property damage liability combined including:

            (a)   Owned autos,

            (b)   Hired or borrowed autos,

            (c)   Non-owned autos, and

            (d) An endorsement, affording 30 days' notice of cancellation to Owner in event of cancellation, or material reduction in coverage to the extent available.

      .4 Excess or Umbrella Liability Insurance with limits not less that $3,000,000 per occurrence, for bodily injury and/or property damage combined written on an "occurrence basis" listing the General Liability, Employers' Liability and Business Liability policies required as underlying policies and including:

            (a) An endorsement naming Owner and such other entities or persons as Owner may designate as additional insureds.

            (b) An endorsement affording 30 days' notice to Owner of cancellation or material reduction in coverage to the extent available.

            (c) An endorsement providing that any insurance maintained by Owner is excess and noncontributing with the insurance required hereunder.

11.1.1.1 Owner and Contractor acknowledge that the insurance requirements set forth in the Contract Documents may be required to be varied by the lender for the Project or by Owner's insurance carrier and Contractor agrees to enter into suitable modifications of the provisions hereof upon the request of the Owner, provided Owner bears any additional cost occasioned thereby.

11.1.2 The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater, and shall name Owner as an additional insured. Coverages, whether written or an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

11.1.3 Certificates of Insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These Certificates and the insurance policies required by this Paragraph 11. It shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reason ably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application other than the Owner has an insurable interest in the property required by this Paragraph 11.3 to be covered, whichever is earlier. This insurance shall include interests of the Owner, and the Contractor, [Subcontractors and Sub-subcontractors] in the Work.

11.1.4 Copies of policies or a certificate and endorsements, providing coverage required under this Paragraph 11.1 must be delivered to Owner prior to commencement of performance under this Contract. The requirements for the foregoing insurance shall not derogate from Contractor's obligations to indemnify Owner under the Contract Documents.

11.1.5 Contractor shall maintain all of the foregoing insurance coverage in force until Final Completion of the Work other than the Products and Completed Operations Coverage required under subparagraph 11.1.2(c) above which shall be maintained in force until expiration of the applicable statute of limitations for claims related to latent defects in construction of improvements to real property.

11.1.6 If Contractor fails to secure and maintain the required insurance, Owner shall have the right (without any obligation to do so, however) to secure same in the name and for the account of Contractor, in which event Contractor shall pay the cost thereof and shall furnish upon demand all information that may be required in connection therewith.

11.1.7 Contractor shall require its Subcontractors to provide insurance with maximum limits of not less than $1,000,000 except as may otherwise be approved in writing by Owner where Contractor would be required to carry insurance under the Contract Documents endorsed to name as additional insureds those individuals and entities set forth in subparagraphs 11.1.1.2(g) and 11.1.1.5(a), above.

11.1.8 Contractor shall not begin any of the Work until all necessary evidence of insurance has been furnished to Owner.

11.2  OWNER'S LIABILITY INSURANCE

11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance. Optionally the Owner may purchase and maintain other insurance for self protection against claims which may arise from operations under the Contract. The Contractor shall not be responsible for purchasing and maintaining this optional Owner's liability insurance unless specifically required by the Contract Documents.

11.3  PROPERTY INSURANCE

11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance in the amount of the initial Contract Sum as well as subsequent modifications thereto for the entire Work at the site on a replacement cost basis. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Paragraph 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 11.3 to be covered, whichever is earlier. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Work.

11.3.1.1 Property insurance shall be on an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, falsework, temporary buildings and debris removal


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including demolition, and shall cover reasonable compensation for Architect's services and expenses required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

11.3.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor, then the Owner shall bear all reasonable costs properly attributable thereto.

11.3.1.3 If the property insurance requires minimum deductibles and such deductibles are identified in the Contract Documents, the Contractor shall pay costs not covered because of such deductibles. If the Owner or insurer increases the required minimum deductibles above the amounts so identified or if the Owner elects to purchase this insurance with voluntary deductible amounts, the Owner shall be responsible for payment of the additional costs not covered because of such increased or voluntary deductibles. If deductibles are not identified in the Contract Documents, the Owner shall pay costs not covered because of deductibles.

11.3.1.4 Unless otherwise provided in the Contract Documents, this property insurance shall cover portions of the Work stored off the site after written approval of the Owner at the value established in the approval, and also portions of the Work in transit.

11.3.2 BOILER AND MACHINERY INSURANCE. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance the Owner, this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

11.3.3 LOSS OF USE INSURANCE. The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. [The Owner waives all rights of action against the Contractor for loss of use of the Owner's property including consequential losses due to fire or other hazards however caused.] To the extent that the Owner actually receives insurance proceeds to cover such losses, and only to the extent permitted by the Owner's insurer, Owner shall waive any rights of action it may have against Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazard however caused. In addition, Owner acknowledges that it shall not have a right of action against Contractor for loss of use of the Owner's property unless such loss was caused by Contractor, its Subcontractors, Sub-subcontractors, or other persons for whom Contractor is responsible.

11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, include such insurance and the cost thereof shall be charged to the Contractor by appropriate Change Order.

11.3.5 If during the Project construction period the Owner insures properties, real or personal or both, adjoining or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.3.7 for damages caused by fire or other perils covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Paragraph 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Contractor.

11.3.7 WAIVERS OF SUBROGATION. The Owner and Contractor waive all rights against [(1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors] each other and against the Development Manager, Architect, Owner's other Contractors and own forces described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. [The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein.] The policies shall provide such waivers of subrogation by endorsement or otherwise to the extent such waiver is permitted by Owner's and Contractor's insurers and does not prejudice the insurance required to be carried by the Owner and Contractor under this Agreement. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

11.3.8 A loss insured under Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

11.3.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may teach, or in accordance with an arbitration award in which case the procedure shall be as provided in Paragraph 4.5. If after such loss no other special agreement is made, replacement of damaged property shall be coveted by appropriate Change Order.

11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner's exercise of this power; if such objection be made, arbitrators shall be chosen as provided in Paragraph
4.5. The Owner as fiduciary shall, in that case, make settlement with insurers in accordance with directions of such arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

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11.3.11 Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

11.3.12 Contractor hereby releases, and shall cause its subcontractors and suppliers to release, Owner, Owner's partners, parent companies, affiliates, shareholders, directors, officers, employees, agents, Development Manager, Architect and any of the above-mentioned parties (the "Released Parties") from any and all claims or causes of action whatsoever which Contractor and/or such parties might otherwise possess in or from or in any way connected with any loss covered or which should have been covered by insurance, including the deductible portion thereof, maintained and/or required to be maintained by the Contractor and/or its subcontractor pursuant to the Contract.

11.4  PERFORMANCE BOND AND PAYMENT BOND

11.4.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

                                   ARTICLE 12

                        UNCOVERING AND CORRECTION OF WORK

12.1  UNCOVERING OF WORK

12.1.1 If a portion of the Work is covered contrary to the Owner's, Development Manager's or Architect's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by either [the Architect], be uncovered for [the Architect's] their observation and be replaced at the Contractor's expense without change in the Contract Time or Contract Sum.

12.1.2 If a portion of the Work has been covered which the Owner, Development Manager or Architect has not specifically requested to observe prior to its being covered, the Owner, Development Manager or Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the Owner [or a separate contractor] one of the other Contractors in which event the Owner shall be responsible for payment of such costs.

12.2  CORRECTION OF WORK

12.2.1 The Contractor shall promptly correct Work rejected by the Owner, Development Manager or Architect or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Contractor shall beat costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect's services and expenses made necessary thereby.

12.2.1.1 The Owner shall have authority at all times, until Final Completion and acceptance of the Work, to inspect and reject work and materials which in the Owner's judgment are not in conformity with the Contract Documents.

12.2.2 If, within one year after the date of Substantial Completion of the Work of designated portion thereof, or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. This period of one year shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work. This obligation under this Subparagraph 12.2.2 shall survive acceptance of the Work under the Contract and termination of the Contract. The Owner shall give such notice promptly after discovery of the condition.

12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and ate neither corrected by the Contractor nor accepted by the Owner.

12.2.4 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4. If the Contractor does not proceed with correction of such nonconforming Work within a reasonable time fixed by written notice from the Owner [Architect], the Owner may remove it and store the salvable materials or equipment at the Contractor's expense. If the Contractor does not pay costs of such removal and storage within ten days after written notice, the Owner may upon ten additional days' written notice sell such materials and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that should have been borne by the Contractor, including compensation for the Development Manager's and Architect's services and expenses made necessary thereby. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.

12.2.5 The Contractor shall beat the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or [separate contractors] or other Contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

12.2.6 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work.

12.3  ACCEPTANCE OF NONCONFORMING WORK

12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

                                   ARTICLE 13

                            MISCELLANEOUS PROVISIONS

13.1  GOVERNING LAW

13.1.1 The Contract shall be governed by the laws of the [place where the Project is located] State of California.

13.2  SUCCESSORS AND ASSIGNS

13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. [Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.] Contractor may not assign its rights under this Contract. Owner may, without Contractor's consent, assign its interest in the Contract as security to a lender and in the event the lender(s) for the Project succeeds to the interest of Owner by foreclosure, deed in lieu of foreclosure or otherwise, Contractor agrees to perform all of its obligations under this Agreement for such lender(s) on the terms and conditions provided in this Agreement. Any entity which shall succeed to the rights of Owner shall be entitled to enforce the rights of Owner hereunder.

13.3  WRITTEN NOTICE

13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice. At Owner's request a copy of all written notices shall be delivered to any lender for the project.

13.4  RIGHTS AND REMEDIES

13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

13.4.2 No action or failure to act by the Owner, Development Manager, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, not shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.4.2 The invalidity of any part or provision of the Contract Documents shall not impair or affect in any manner whatsoever the validity, enforceability or effect of the remainder of the Contract Documents.

13.5  TESTS AND INSPECTIONS

13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall beat all related costs of tests, inspections and approvals. The Contractor shall give the Development Manager and Architect timely notice of when and where tests and inspections are to be made so the [Architect] they may observe such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids ate received or negotiations concluded.

13.5.2 If the Development Manager, Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Development Manager and Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Development Manager and Architect of when and where tests and inspections are to be made so they [Architect] may observe such procedures. The Owner shall bear such costs except as provided in Subparagraph 13.5.3.

13.5.3 If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, the Contractor shall hear all costs made necessary by such failure including those of repeated procedures and compensation for the Development Manager's and Architect's services and expenses.

13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Development Manager for transmittal to the Architect.

13.5.5 If the Development Manager or Architect is to observe tests, inspections or approvals required by the Contract Documents, the Development Manager or Architect will do so promptly and, where practicable, at the normal place of testing.

13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

13.6  INTEREST

13.6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date that final determination is made that such payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

13.7  COMMENCEMENT OF STATUTORY LIMITATION PERIOD

13.7.1  As between the Owner and Contractor:

        .1 BEFORE SUBSTANTIAL COMPLETION. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations except with respect to limitations based on discovery shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

        .2 BETWEEN SUBSTANTIAL COMPLETION AND FINAL CERTIFICATE FOR PAYMENT. As to acts or failures to act occur- ring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations except with respect to limitations based on discovery shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and

        .3 AFTER FINAL CERTIFICATE FOR PAYMENT. As to acts or failures to act occurring after the relevant date of issuance of the Final Certificate for Payment, any applicable statute of limitations except with respect to limitations based on discovery shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the

Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

              date any act or failure to act by the Contractor pursuant any warranty provided under Paragraph 3.5, the date any correction if the Work of failure to correct the Work by the Contractor under Paragraph 12.2, or the date of actual commission of any other act or failure perform any duty or obligation by the Contractor Owner, whichever occurs last.

                                   ARTICLE 14

                    TERMINATION OR SUSPENSION OF THE CONTRACT

4.1   TERMINATION BY THE CONTRACTOR

14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor, for any of the following reasons:

     .1 issuance of an order of a court or other public authority having jurisdiction;

     .2 an act of government, such as a declaration of national emergency, making material unavailable;

     .3 because the Development Manager or Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents;

     .4 if repeated suspensions, delays or interruptions by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less; or

     .5 the Owner has failed to furnish to the Contractor promptly, upon the Contractor's request, reasonable evidence as required by Subparagraph 2.2.1.

14.1.2 If one of the above reasons exists, the Contractor may, upon seven additional days' written notice to the Owner, Development Manager and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

14.1.3 If the Work is stopped for a period of 60 days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner, Development Manager and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.2.

14.2  TERMINATION BY THE OWNER [FOR CAUSE]

14.2.1  The Owner may terminate the Contract if the Contractor:

     .1 [persistently or repeatedly] refuses or fails to supply enough properly skilled workers or proper materials;

     .2 fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

     .3 [persistently] disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

     .4 otherwise is guilty of substantial breach of a provision the Contract Documents.

Termination for any of the above reasons shall be referred to in this Agreement as "Termination for Cause."

14.2.2 When any of the above reasons exist, the Owner, [upon certification by the Architect that sufficient cause exists to justify such action,] may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

     .1 take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;

     .2   accept assignment of subcontracts pursuant to Paragraph 5.4; and

     .3 finish the Work by whatever reasonable method the Owner may deem expedient.

14.2.3 [When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1] Upon a Termination for Cause, the Contractor shall not be entitled to receive further payment until the Work is finished.

14.2.4 Once the Work is finished, [If] if the unpaid balance of the Contract Sum [exceeds] exceeded the costs of finishing the Work, including compensation for the Development Manager's and Architects services and expenses made necessary thereby, such excess shall be paid to the Contractor. If such costs exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to he paid to the Contractor or Owner, as the case may be, shall, upon application, be certified by the Architect after consultation with the Development Manager[, upon application], and this obligation for payment shall survive termination of the Contract.

14.2.5 The Owner may, at its option, terminate this Contract in whole or in part from time to time at any time by seven days' written notice thereof to the Contractor and Contractor's surety, if any ("Termination for Convenience"). Upon a Termination for Convenience, Contractor agrees to waive any claims for damages, including loss of anticipated profits, on account thereof, and as the sole right and remedy of Contractor, Owner shall pay Contractor in accordance with Subparagraph 14.2.3(c) below. The provisions of the Contract, which by their nature survive final acceptance of the Work, shall remain in full force and effect after such Termination for Convenience to the extent provided in such provisions.

      (a) Upon receipt of a notice instituting a Termination for Cause or a Termination for Convenience, Contractor shall, unless the notice directs otherwise, immediately discontinue the Work on that date and to the extent specified in the notice, place no further orders or subcontracts for materials, equipment, services or facilities, except as may be necessary for completion of such portion of the Work as is not discontinued, promptly make every reasonable effort to procure cancellation upon terms satisfactory to Owner of all orders and subcontracts to the extent they relate to the performance of the discontinued portion of the Work, and thereafter do only such Work as may be necessary to preserve and protect work already in progress and to protect materials, plants and equipment on the Site or in transit thereto.


Language indicated as being shown by strike out in the typeset document is enclosed in brackets "[" and "]" in the electronic format.

      (b) Upon a Termination for Convenience or a Termination for Cause, the obligations of the Contract shall continue as to portions of the Work already performed and as to bona fide obligations assumed by Contractor prior to the date of termination.

      (c) Upon a Termination for Convenience, Contractor shall be entitled to be paid the full cost of all Work properly done by Contractor to the date of termination not previously paid for, less sums already received by Contractor on account of the portion of the Work performed. If at the date of such termination Contractor has properly prepared or fabricated off the Site any goods for subsequent incorporation in the Work, and if Contractor delivers such goods to the Site or to such other place as the Owner shall reasonably direct, then Contractor shall be paid for such goods or materials.

14.2.6 Upon a Termination for Convenience, the Owner may without prejudice to any other rights or remedies of the Owner and subject to any prior rights of the surety:

        .1 take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Owner or rented on its behalf by Contractor;

        .2 accept assignment of subcontracts pursuant to Paragraph 5.4 if but only if Owner pays Contractor, in addition to any other sums owing hereunder, a fee equal to twenty percent (20%) of the difference between (x) the Contractor's Fee calculated as if the Cost of the Work were equal to the Guaranteed Maximum Price at the time of termination (or, if the Guaranteed Maximum Price has not yet been established, the Preliminary Guaranteed Maximum Price established in the Agreement), and (y) the Contractor's Fee paid or owing to Contractor as a result of the actual Cost of the Work completed prior to termination; provided, however, that upon Final Completion, the value for (x) will be recalculated based on the actual Cost of the Work rather than the Guaranteed Maximum Price or estimate thereof, and Contractor will refund to Owner the difference between the fee paid by Owner based on the initial calculation and the amount owed based on such recalculation.

        .3 finish the Work by whatever reasonable method the Owner may deem expedient.

14.3  SUSPENSION BY THE OWNER FOR CONVENIENCE

14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

14.3.2 An ad99justment shall be made for increases in the cost of performance of the Contract, including profit on the increased cost of performance, caused by suspension, delay or interruption. No adjustment shall be made to the extent:

        .1 that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

        .2 that an equitable adjustment is made or denied under another provision of this Contract.

14.3.3 Adjustments made in the cost of performance may have a mutually agreed fixed or percentage fee.

                                    EXHIBIT C


                          PROJECT MANUAL SPECIFICATIONS


HOK & Associates Design Development Specifications dated January 31, 1997.


NOTE: Final specifications will be issued with completed Construction Drawings and Specifications and incorporated into the contract with the GMP.

                                                                      EXHIBIT D


                          SYMANTEC CC5 OFFICE BUILDING


                                   EXHIBIT "D"
                               CONTRACT DOCUMENTS
                                   MAY 5,1997
                            WEBCOR BUELDERS JOB #295


1. Design Development Submittal - Architectural Specifications by HOK dated 1/31/97.

2.   Geotechnical Investigation - Soils Report by Treadwell & Rollo dated
     2/10/97.

3.   Drawings as listed below:

        Sheet#                      Description                             Date
-----------------------------------------------------------------------------------

Architectural Drawings by HOK:
        --------           Title Page                                      1/31/97
        1.1A-1             Drawing Index                                   1/31/97
        1.1A-2             Gen. Notes, Symbols & Abbreviations             1/31/97

Civil Drawings by Kier & Wright:
        C.0-1              Topographic Survey                              1/8/97
        C.0-2              Basement Excavation                             1/26/97
        C.0-3              Basement Excavation - Notes & Sections          1/26/97

Landscape Drawings by Guzzardo & Associates, Inc.:
        2.2A-01            Site Layout Plan                                1/31/97
        2.2C-01            Site Details                                    1/31/97
        2.5A-01            Site Planting Plan                              1/31/97

Structural Drawings by Nishkian & Associates:
        3.1-1              General Notes                                   1/31/97
        3.2-1              Foundation/Level B4 Plan                        1/31/97
        3.2-2              Level B3 Framing Plan                           1/31/97
        3.2-3              Level B2 Framing Plan                           1/31/97
        3.2-4              Level B1 Framing Plan                           1/31/97
        3.2-5              Ground Level Framing Plan                       1/31/97
        3.2-6              Second Level Framing Plan                       1/31/97
        3.2-7              Third Level Framing Plan                        1/31/97
        3.2-8              Fourth Level Framing Plan                       1/31/97
        3.2-10             Penthouse Roof Framing Plan                     1/31/97
        3.2-9              Roof Framing Plan                               1/31/97

Symantec CC5 Office Building
EXHIBIT "D" - Contract Documents
May 5, 1997
Webcor Builders Job #295
Page 2

-----------------------------------------------------------------------------------

        3.3-1              Non-Frame Column Schedule                       1/31/97
        3.3-2              Braced Frame Elevations                         1/31/97
        3.3-3              Braced Frame Elevations and Details             1/31/97
        3.4-1              Concrete Column Details                         1/31/97
        3.4-2              Typical Concrete Beam Details                   1/31/97
        3.4-4              Concrete Beam Schedule                          1/31/97
        3.6-1              Typical Steel Details                           1/31/97
        3.6-2              Typical Steel Details                           1/31/97
        3.6-3              Typical Steel Details                           1/31/97

Architectural Drawings by HOK:
        4.2-01             Level B4 Plan                                   1/31/97
        4.2-02             Level B3 Plan                                   1/31/97
        4.2-03             Level B2 Plan                                   1/31/97
        4.2-04             Level B1 Plan                                   1/31/97
        4.2-05             Ground Level Plan                               1/31/97
        4.2-06             Level 2 Floor Plan                              1/31/97
        4.2-07             Level 3 Floor Plan                              1/31/97
        4.2-08             Level 4 Floor Plan                              1/31/97
        4.2-09             Penthouse/Roof Plan                             1/31/97
        4.3A-01            Stair Plans                                     1/31/97
        4.3A-02            Stair Plans                                     1/31/97
        4.3A-03            Stair Plans                                     1/31/97
        4.3A-04            Core Plans                                      1/31/97
        4.3A-05            Core Plans                                      1/31/97
        4.3A-06            Ground Level Toilet Room Plan                   1/31/97
        4.3B-1             Enlarged Plan Main Lobby                        1/31/97
        4.4-1              Reflected Ceiling Plans -
                           Lobby Levels 1 & 2                              1/31/97
        4.4-2              Reflected Ceiling Plan -
                           Lobby Level 2                                   1/31/97
        4.5-01             Exterior Elevations                             1/31/97
        4.5-02             Exterior Elevations                             1/31/97
        4.5A-01            Enlarged Elevations                             1/31/97
        4.5A-02            Enlarged Elevations                             1/31/97
        4.5A-03            Enlarged Elevation                              1/31/97
        4.5A-04            Enlarged Elevation                              1/31/97
        4.5A-05            Enlarged Elevation                              1/31/97
        4.5A-06            Enlarged Elevation                              1/31/97
        4.5A-07            Enlarged Elevation                              1/31/97
        4.5A-08            Enlarged Elevation                              1/31/97
        4.5A-09            Enlarged Elevation                              1/31/97
        4.6-01             Toilet Room Interior Elevations                 1/31/97

Symantec CC5 Office Building
EXHIBIT "D" - Contract Documents
May 5, 1997
Webcor Builders Job #295
Page 3

-----------------------------------------------------------------------------------

        4.6-2              Enlarged Lobby Elevation                        1/31/97
        4.6-3              Enlarged Lobby Elevations                       1/31/97
        4.7-01             Sections                                        1/31/97
        4.8-1              Stair Sections                                  1/31/97
        4.8-3              Elevator Hoistway Sections                      1/31/97
        4.20A-01           Waterproofing Details                           1/31/97
        4.20D-01           Built-up Roofing Details                        1/31/97
        4.20E-01           Cement Plaster Exterior Soffits                 1/31/97
        4.30A-01           Hollow Metal Frames-Hold Open Details           1/31/97
        4.30A-02           Door Threshold Details                          1/31/97
        4.40A-01           General Notes/Partition Types                   1/31/97
        4.40A-02           Partition Types                                 1/31/97
        4.40B-01           Partition Termination Details                   1/31/97
        4.40B-02           Partition Details                               1/31/97
        4.40B-03           CMU Partition Details                           1/31/97
        4.40C-01           Acoustical Panel on T-Bar System                1/31/97
        4.40C-02           Gypsum Board Ceiling and Soffits                1/31/97
        4.40C-03           Ceiling Section Details                         1/31/97
        4.40D-01           ADA - Restroom Fixture & Accessory
                           Details                                         1/31/97
        4.40D-02           ADA - Restroom Lavatory Details                 1/31/97
        4.40D-03           Toilet Room Shower Details                      1/31/97
        4.50A-01           Stair Railing Details                           1/31/97
        4.50A-02           Concrete Filled Metal Pan Stair
                           Details                                         1/31/97
        4.50B-01           Passenger Elevator Cab Interior
                           Elev. & Details                                 1/31/97
        4.50B-02           Freight Elevator Cab Interior
                           Elev. & Details                                 1/31/97
        4.50B-03           Elevator Details                                1/31/97

  HVAC Drawings by C.M.I.:
        6.1-1              Drawing List, Notes, Legend & Schedule          1/31/97
        6.1-2              Schedules                                       1/31/97
        6.2-1              Level B4 Plan                                   1/31/97
        6.2-2              Level B2-B3 Plan                                1/31/97
        6.2-3              Level B1 Plan                                   1/31/97
        6.2-4              Ground Level Plan                               1/31/97
        6.2-5              Level 2 Floor Plan                              1/31/97
        6.2-6              Level 3 Floor Plan                              1/31/97
        6.2-7              Level 4 Floor Plan                              1/31/97
        6.3-1              Penthouse/Roof Plan                             1/31/97
        6.5-1              Piping Schematic Chilled &
                           Condenser Water                                 1/31/97
        6.5-2              Piping Schematic Hot Water                      1/31/97

Symantec CC5 OFFICE Building
EXHIBIT "D" - Contract Documents
May 5, 1997
Webcor Builders Job #295
Page 4

-----------------------------------------------------------------------------------

Electrical Drawings by Schwartz & Lindheim, Inc.:
        7.1-00             Legend, Ltg. Fixture Schedule &
                           Drawing List                                    1/31/97
        7.1-01             Fixtures Schedule                               1/31/97
        7.1-02             Site Electrical Plan                            1/31/97
        7.2-00             Level B4 Electrical Plan                        1/31/97
        7.2-01             Level B3 Lighting Plan                          1/31/97
        7.2-02             Level B2 Lighting Plan                          1/31/97
        7.2-03             Level B1 Lighting Plan                         12/12/96
        7.2-04             Ground Level Electrical Plan                    1/31/97
        7.2-04P            Ground Level Power Plan                         1/31/97
        7.2-05             Level 2 Electrical Plan                         1/31/97
        7.2-06             Level 3 Electrical Plan                         1/31/97
        7.2-07             Level 4 Electrical Plan                         1/31/97
        7.2-08             Penthouse/Roof Electrical Plan                  1/31/97
        7.5-00             Single Line Diagram                             1/31/97
        7.5-01             Riser Diagrams                                  1/31/97
        7.7-00             Details - Electrical Rooms                      1/31/97

                                WEBCOR BUILDERS
                                  EXHIBIT "F"
                                  May 5, 1997
                            WEBCOR BUILDERS JOB #295
                            PROJECT SYSTEMS SUMMARY

PROJECT:        CC5 OFFICE BUILDING
LOCATION:       CUPERTINO, CA
CM:             SARES REGIS
OWNER:          SYMANTEC
ARCHITECT:      HOK
ESTIMATE DATE:  25-Feb-97
ESTIMATOR:      SRN & Rich Lamb
ESTIMATE #:     DD January 31, 1997 Drawings

---------------------------------------------------------------------------------------------------
                                                        OFFICE BUILDING         PARKING STRUCTURE
LINE    WBI CODE        DESCRIPTION                       144,378 SF               290,862 SF
                                                        PRICE     $/SF          PRICE     $/SF
---------------------------------------------------------------------------------------------------
 1      01000   GENERAL CONDITIONS                      $  356,772  $ 2.47      $  356,772  $ 1.23
 2      02000   SITEWORK                                $      -    $  -        $1,823,993  $ 6.27
 3      03000   LANDSCAPE AND IRRIGATION                $      -    $  -        $      -    $  -
 4      04000   FOUNDATIONS                             $  471,319  $ 3.26      $  307,255  $ 1.06
 5      05000   BUILDING STRUCTURE                      $2,678,350  $18.55      $5,461,932  $18.78
 6      06000   EXTERIOR ENVELOPE (VERTICAL)            $2,187,332  $15.15      $   18,750  $ 0.06
 7      07000   WATERPROOFING, INSULATION & ROOFING     $  564,796  $ 3.91      $  180,679  $ 0.62
 8      08000   INTERIOR CONSTRUCTION                   $  801,003  $ 5.55      $   91,330  $ 0.31
 9      09000   SPECIALTIES                             $   38,200  $ 0.26      $    4,200  $ 0.01
10      10000   BUILDING EQUIPMENT                      $   38,000  $ 0.26      $      -    $  -
11      11000   SPECIAL CONSTRUCTION                    $      -    $  -        $      -    $  -
12      15300   BUILDING FURNISHINGS                    $      -    $  -        $      -    $  -
13      15400   ELEVATORS                               $  225,000  $ 1.56      $  128,000  $ 0.44
14      15500   FIRE SPRINKLERS                         $  175,000  $ 1.21      $  231,323  $ 0.80
15      16000   PLUMBING                                $  320,000  $ 2.22      $   56,000  $ 0.19
16      18000   H.V.A.C.                                $  842,032  $ 5.83      $  216,866  $ 0.75
17      19000   ELECTRICAL                              $  646,071  $ 4.47      $  296,094  $ 1.02
18      24000   MISCELLANEOUS EXPENSES                  $  115,505  $ 0.80      $  119,854  $ 0.41
19      19000   CONTINGENCY                             $  100,000  $ 0.69      $  100,000  $ 0.34
20      24000   CONTRACTOR JOB EQUIPMENT                $   23,660  $ 0.16      $   23,660  $ 0.06
                                                        ----------  ------      ----------  ------
                SUBTOTAL                                $9,583,274  $66.38      $9,416,707  $32.38
                CONTRACTORS FEE @ 2.6%                  $  239,582  $ 1.66      $  235,418  $ 0.81
                                                        ----------  ------      ----------  ------
                TOTAL COST                              $9,822,855  $68.04      $9,652,125  $33.18
                                                        ----------              ----------

---------------------------------------------------------------------------------------------------
                                                           SITEWORK
LINE    WBI CODE        DESCRIPTION                        95,417 SF               TOTAL
                                                        PRICE     $/SF
---------------------------------------------------------------------------------------------------
 1      01000   GENERAL CONDITIONS                      $      -    $  -        $   713,545
 2      02000   SITEWORK                                $  462,594  $ 4.85      $ 2,286,587
 3      03000   LANDSCAPE AND IRRIGATION                $  272,300  $ 2.85      $   272,300
 4      04000   FOUNDATIONS                             $      -    $  -        $   778,575
 5      05000   BUILDING STRUCTURE                      $    7,500  $ 0.08      $ 8,147,782
 6      06000   EXTERIOR ENVELOPE (VERTICAL)            $      -    $  -        $ 2,206,082
 7      07000   WATERPROOFING, INSULATION & ROOFING     $  150,800  $ 1.58      $   896,275
 8      08000   INTERIOR CONSTRUCTION                   $      -    $  -        $   892,333
 9      09000   SPECIALTIES                             $      -    $  -        $    42,400
10      10000   BUILDING EQUIPMENT                      $      -    $  -        $    38,000
11      11000   SPECIAL CONSTRUCTION                    $      -    $  -        $       -
12      15300   BUILDING FURNISHINGS                    $      -    $  -        $       -
13      15400   ELEVATORS                               $      -    $  -        $   353,000
14      15500   FIRE SPRINKLERS                         $      -    $  -        $   406,556
15      16000   PLUMBING                                $      -    $  -        $   376,000
16      18000   H.V.A.C.                                $   80,500  $ 0.84      $ 1,139,398
17      19000   ELECTRICAL                              $   18,000  $ 0.19      $   960,164
18      24000   MISCELLANEOUS EXPENSES                  $    9,068  $ 0.10      $   244,426
19      19000   CONTINGENCY                             $   22,000  $ 0.23      $   222,000
20      24000   CONTRACTOR JOB EQUIPMENT                $      -    $  -        $    47,320
                                                        ----------  ------      -----------
                SUBTOTAL                                $1,022,762  $10.72      $20,022,743
                CONTRACTORS FEE @ 2.6%                  $   25,569  $ 0.27      $   500,569
                                                        ----------  ------      -----------
                TOTAL COST                              $1,048,331  $10.99      $20,523,311
                                                        ----------              -----------

                                Webcor Builders

                                  EXHIBIT "F"
                                  May 5, 1997
                            WEBCOR BUILDERS JOB #295

                                SYSTEMS ESTIMATE


Project:        CCS-OFFICE BUILDING

Location:       CUPERTINO
CM:             SARES REGIS
Owner:          SYMANTEC
Architect:      HOK
Estimate Date:    25-Feb-97
Estimator:        SRN & Rich Lamb                       Building Size:  144,378 Square Feet
Estimate #:       DD Budget January 31, 1997                 Schedule:       15 months



---------------------------------------------------------------------------------------------------------------------------
WBI CODE        SYS                     DESCRIPTION                                  PRICE      $/SF            COMMENTS
---------------------------------------------------------------------------------------------------------------------------
                 1      GENERAL CONDITIONS                                            356,772    $  2.47
                 2      BUILDING PAD EARTHWORK                                              0    $   -
                 3      LANDSCAPE AND IRRIGATION                                            0    $   -
                 4      FOUNDATIONS                                                   471,319    $  3.26
                 5      BUILDING STRUCTURE                                          2,678,350    $ 18.55
                 6      EXTERIOR ENVELOPE (VERTICAL)                                2,187,332    $ 15.15
                 7      WATERPROOFING, INSULATION, & ROOFING                          564,796    $  3.91
                 8      INTERIOR CONSTRUCTION                                         801,003    $  5.55
                 9      SPECIALTIES                                                    38,200    $  0.26
                10      BUILDING EQUIPMENT                                             38,000    $  0.26
                11      SPECIAL CONSTRUCTION                                                0    $   -
                12      BUILDING FURNISHINGS                                                0    $   -
                13      ELEVATORS                                                     225,000    $  1.56
                14      FIRE SPRINKLERS                                               175,232    $  1.21
                15      PLUMBING                                                      320,000    $  2.22
                16      HVAC                                                          842,032    $  5.83
                17      ELECTRICAL                                                    646,071    $  4.47
                18      MISCELLANEOUS EXPENSES                                        115,505    $  0.80
                19      CONTINGENCY                                                   100,000    $  0.69
                20      CONTRACTOR JOB EQUIPMENT                                       23,660    $  0.16
                                                                                   ----------    -------

                        SUBTOTAL                                                    9,583,274    $ 66.38
                        CONTRACTORS FEE @ 2.5%                                        239,582    $  1.66
                                                                                   ----------    -------

                        TOTAL BUILDING COSTS                                       $9,822,855
                                                                                   ----------
                        Cost per sf                                                    $68.04


ALTERNATES
ADD COOLING DUCT LOOPS                          $200,000 Add
ADD FOR 800KW GENERATOR                         $388,400 Add

                                WEBCOR BUILDERS

GENERAL CONDITIONS

WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
01 - 010    1      GENERAL CONDITIONS               1      LS       356,772     356,772     2.47    Pro rata with Parking

                   TOTAL GENERAL CONDITIONS                                     356,772
                   ------------------------                                     -------



BUILDING PAD EARTHWORK

WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            2      Clear & Grub Site                0      SF         0.00            0     0.00    See Sitework Estimate
            2      Asphalt Patch                    0      LS         0.00            0     0.00    See Sitework Estimate
            2      Storm/Sewer/Water                0      LS         0.00            0     0.00    See Sitework Estimate

                   TOTAL BUILDING PAD EARTHWORK                                       0
                   ----------------------------                                 -------


LANDSCAPE & IRRIGATION

WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            3      Landscape/Hardscape Area         0      SF         0.00            0     0.00    See Sitework Estimate

                   TOTAL LANDSCAPE & IRRIGATION                                       0
                   ----------------------------                                 -------


FOUNDATIONS

WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            4      Substructure Rebar          208,365     LBS        0.45       93,764     0.65
            4      Substructure Concrete             1     LS       377,555     377,555     2.62

                   TOTAL FOUNDATIONS                                            471,319
                   -----------------                                            -------


BUILDING STRUCTURE

WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            5      Rebar @ Decks, Pits, Misc.  113,906    LBS         0.45       51,257     0.36
            5      Mesh @ Metal Decking        151,874    SF          0.45       68,343     0.47
            5      Superstructure Concrete           1    ls       381,927      381,927     2.65
            5      Block Walls @ Loading Dock    3,209    SF         11.00       35,299     0.24
            5      Steel Framing @ Building
                     Shell                         973    TNS     1,600.00    1,556,800    10.78    12#/sf + 1# for Panel Attach
            5      Steel Framing @ Penthouse        43    TNS     1,600.00       68,800     0.48    Based on 10#/sf
            5      Metal Decking               151,874    SF          2.20      334,123     2.31
            5      Metal Stairs & Landings           7    FLTS    7,800.00       54,600     0.38
            5      Misc Metals                       1    LS     40,000.00       40,000     0.28
            5      Awning Frames                 1,744    SF         50.00       87,200     0.60
            5      2nd Floor Lobby Rail              0    LF          0.00            0     0.00

                   TOTAL BUILDING STRUCTURE                                   2,678,350
                   ------------------------                                   ---------

                                Webcor Builders


EXTERIOR ENVELOPE (VERTICAL)
------------------------------------------------------------------------------------------------------------------------
WBI CODE  SYS   DESCRIPTION                         QUANTITY    UNIT   UNIT PRICE    PRICE           $/SF    COMMENTS
------------------------------------------------------------------------------------------------------------------------

          6     Precast Panel System                     1      LS     1,333,000     1,333,000       9.23
          6     Punched Windows                     12,214      SF         28.76       351,275       2.43
          6     Ribbon Windows - 4th Floor           3,189      SF         28.11        89,643       0.62
          6     Main Lobby                           2,372      SF         50.00       118,600       0.82
          6     East Lobby                             728      SF         50.00        36,400       0.25
          6     Awning Glazing                        1744      SF         30.00        52,320       0.36
          6     Entry Doors                              5      PR      7,627.00        38,135       0.26
          6     Single Entry Door                        1      EA      2,500.00         2,500       0.02
          6     5" x 5" extruded aluminum trim
                   (10ft +\- pcs)                       10      EA      1,174.00        11,740       0.08    Penthouse Trim
          6     Sheet Metal Wall Panels EIFS
                   @ Penthouse                       5,280      SF          6.00        31,680       0.22
          6     Penthouse EIFS                        6420      SF         16.00       102,720       0.71
          6     Backside of Parapet                   2415      SF          8.00        19,320       0.13

                TOTAL EXTERIOR ENVELOPE (VERTICAL)                                   2,187,332
                ----------------------------------                                   ---------


WATERPROOFING, INSULATION, & ROOFING
----------------------------------------------------------------------------------------------------------------------
                                                                           UNIT
WBI CODE  SYS   DESCRIPTION                         QUANTITY     UNIT      PRICE     PRICE           $/SF    COMMENTS
----------------------------------------------------------------------------------------------------------------------

          7     Thermal Wall Insulation              50,000      SF        0.40       20,000         0.14
          7     Thermal insulation under
                   ground floor                      37,858      SF        1.41       53,380         0.37
          7     Safing insulation @ Perimeter         3,640      LF        2.85       10,374         0.07
          7     Insulation @ Spandrel Glass             140      SF        3.00          420         0.00
          7     Thermal Roof Insulation              40,045      SF        0.75       30,034         0.21
          7     Fireproofing @ Steel                151,874      SF        1.85      280,967         1.95
          7     Built up Roofing System              40,045      SF        2.25       90,101         0.62
          7     Tapred insulation                    23,688      SF        1.60       37,901         0.26
          7     Water Proofing @ Showers                540      SF        3.00        1,620         0.01
          7     Flashing & Sheet Metal                    1      LS   35,000.00       35,000         0.24
          7     Misc. Joint Sealers                       1      LS    5,000.00        5,000         0.03

                TOTAL WATERPROOFING, INSULATION, & ROOFING                           564,796
                ------------------------------------------                           -------


INTERIOR CONSTRUCTION
--------------------------------------------------------------------------------------------------------------
WBI CODE  SYS   DESCRIPTION                      QUANTITY  UNIT  UNIT PRICE      PRICE       $/SF    COMMENTS
--------------------------------------------------------------------------------------------------------------

          8     Restroom Countertops                8      EA      1,250.00      10,000      0.07
          8     Thresholds                         10      EA        200.00       2,000      0.01
          8     Misc. Rough Carpentry               1      LS     20,000.00      20,000      0.14
          8     Doors & Frames - Singles           56      EA        900.00      50,400      0.35
          8     Doors & Frames - Pairs              9      PR      2,000.00      18,000      0.12
          8     Total Doors @ Elevators             6      PR      2,500.00      15,000      0.10
          8     PG&E Service Door 12 FT wide        1      EA      6,500.00       6,500      0.05
          8     Loading Dock Service Door
                   24 Ft Wide                       1      EA     15,000.00      15,000      0.10
          8     Core & Shaft Walls                  4      FLR    70,000.00     280,000      1.94    Per Floor Allowance
          8     Cement Board @ Showers              1      LS      1,000.00       1,000      0.01
          8     3RD Floor Soffit                1,200      SF         20.00      24,000      0.17    Includes Scaffolding
          8     Core Restrooms Ceramic Tile     4,930      SF          8.00      39,440      0.27
          8     Ceramic Tile @ Showers          1,063      SF         11.00      11,693      0.08
          8     Balcony Pavers                      0      SF          0.00           0      0.00    Non Accessible Balconies
          8     Misc @ Cores                        4      FLR       600.00       2,400      0.02
          8     Misc. Painting                      4      FLR     5,500.00      22,000      0.15
          8     Vinyl Wallcovering
                   in Restrooms                 2,856      SF          1.25       3,570      0.02
          8     Lobby Wall/Floor/Ceiling
                   Finish Allowance                 1      LS    240,000.00     240,000      1.66    Allowance
          8     Lighting                            0      LS          0.00           0      0.00    Included in Ceiling Allowance
          8     New Bathrooms off Lobby             2      EA     20,000.00      40,000      0.28    Allowance
          8     Furnishings                         0      LS          0.00           0      0.00    NIC

                TOTAL INTERIOR CONSTRUCTION                                     801,003
                ---------------------------                                     -------

SPECIALTIES
--------------------------------------------------------------------------------------------------------------

                                WEBCOR BUILDERS

----------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                       QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF       COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
          9    Louvers near Dock Door                 140   SF         50.00          7,000    0.05
          9    Lockers @ Shower Rooms                   8   EA        300.00          2,400    0.02
          9    Fire Extinguishers & Cabinets            6   EA        200.00          1,600    0.01
          9    Toilet Accessories & Partitions          4   FLR     6,000.00         24,000    0.17
          9    Shower Accessories                       4   EA        700.00          2,800    0.02
          9    Benches @ Shower Rooms                   2   EA        200.00            400    0.00

               -------------------------------------                           ------------
               TOTAL SPECIALTIES                                                     38,200
               -------------------------------------                           ------------

----------------------------------------------------
BUILDING EQUIPMENT
------------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                       QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF       COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
         10    Window Washing Tiebacks                  1   LS     30,000.00         30,000    0.21     Tiebacks Only
         10    Dock Leveler                             1   EA      8,000.00          8,000    0.06

               -------------------------------------                           ------------
               TOTAL BUILDING EQUIPMENT                                              38,000
               -------------------------------------                           ------------

----------------------------------------------------
SPECIAL CONSTRUCTION
------------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                       QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF       COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
         11    Special Construction                     0   EA          0.00              0    0.00

               -------------------------------------                           ------------
               TOTAL SPECIAL CONSTRUCTION                                                 0
               -------------------------------------                           ------------

----------------------------------------------------
BUILDING FURNISHINGS
------------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                       QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF       COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
         12    Window Coverings                         0   EA          0.00              0    0.00     NIC, By Owner

               -------------------------------------                           ------------
               TOTAL BUILDING FURNISHINGS                                                 0
               -------------------------------------                           ------------

----------------------------------------------------
ELEVATORS
------------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                       QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF       COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
         13    4 Stop Hydraulic Passenger Elevator      2   EA     60,000.00        120,000    0.83
         13    4 Stop Hydraulic Freight Elevator        1   EA     75,000.00         75,000    0.52
         13    Cab Allowance                            2   EA     15,000.00         30,000    0.21    Allowance

               -------------------------------------                           ------------
               TOTAL ELEVATORS                                                      225,000
               -------------------------------------                           ------------

----------------------------------------------------
FIRE SPRINKLERS
------------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                       QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF       COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
         14    14 Fire Sprinkler System           152,376   SF          1.15        175,232    1.21

               -------------------------------------                           ------------
               TOTAL FIRE SPRINKLERS                                                175,232
               -------------------------------------                           ------------




Exhibit F Steve Bldg DD.xls            Page 4

                                WEBCOR BUILDERS

PLUMBING
-----------------------------------------------------------------------------------------------------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
                   Wall Hung Water Closets         24      EA                  220,000     1.52
                   Urinals                          8      EA    with above                0.00
                   Lavatories                      16      EA    with above                0.00
                   Dual Drinking Fountains          4      EA    with above                0.00
                   Janitor sinks                    2      EA    with above                0.00
                   Floor drains                     8      EA    with above                0.00
                   Roof/Balcony Drains             30      EA    with above                0.00
                   Fuel Oil Tank & Piping           1      LS     30,000.00     30,000     0.21
                   Revised Bath Layout              1      LS     37,000.00     37,000     0.26
                   Showers (4) each                 1      LS     16,000.00     16,000     0.11
                   New Drinking Fountains (4) each  1      LS      6,000.00      6,000     0.04
                   Upgrade to Automatic Flush
                     Valves                         1      LS      8,000.00      8,000     0.06
                   New Janitor sinks (2) each       1      LS      3,000.00      3,000     0.02

                   TOTAL PLUMBING                                               320,000
                   --------------                                               -------



H.V.A.C.
-----------------------------------------------------------------------------------------------------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            16     Built-up Chilled Water                                                           Fans sized for 4 watts
                     System Without Duct Loops  142,275    SF         6.06      865,032     5.99    Chillers aired for 6 watts
            16     Generator Exhaust                  1    LS     5,000.00        5,000     0.03
            16     Preheat Coils in Fan Rooms         1    LS    12,000.00       12,000     0.08
            16     PG & E Rebates                     1    LS   -40,000.00      (40,000)   -0.28

                   TOTAL H.V.A.C.                                               842,032
                   --------------                                               -------


ELECTRICAL
-----------------------------------------------------------------------------------------------------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            17     Electrical System            142,275    SF         4.54      646,071     4.47    5 watts/sf + 125 low generator

                   TOTAL ELECTRICAL                                             646,071
                   ----------------                                             -------


                                WEBCOR BUILDERS

MISCELLANEOUS EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            18     SAFETY INSPECTIONS                19    DY          375        7,125     0.05
            18     LIABILITY INSURANCE            0.58%    LS    9,823,000       56,973     0.39
            18     PRIME CONTRACTOR BOND          0.00%    LS            0            0     0.00     NOT INCLUDED
            18     SUBCONTRACTOR BONDS            1.50%    LS    1,983,335       29,750     0.21     MEPS Only
            18     ARCHITECTURAL/ENGR. SERVICES       0    LS            0            0     0.00     BY OWNER
            18     TESTING AND INSPECTION             0    LS            0            0     0.00     BY OWNER
            18     FINAL CLEAN UP               144,378    SF         0.15       21,657     0.15
            18     FEES AND PERMITS                   0    LS            0            0     0.00     BY OWNER

                   TOTAL CONTRACTOR SERVICES                                    115,505
                   -------------------------                                    -------



CONTINGENCY
-----------------------------------------------------------------------------------------------------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            19     PROJECT CONTENTENCY @ 1%      1.00%     EA      100,000      100,000     0.69

                   TOTAL CONTINGENCY                                            100,000
                   -----------------                                            -------


CONTRACTOR JOB EQUIPMENT
-----------------------------------------------------------------------------------------------------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            20     JOBSITE CRANES                    1     LS         0.00            0     0.00    By subcontractors
            20     TEMPORARY EQUIPMENT               1     LS         0.00            0     0.00
            20     MANLIFT                           1     LS         0.00            0     0.00
            20     EQUIPMENT, TOOLS, VEHICLES        1     LS    18,760.00       18,760     0.13
            20     EXPENDABLE MATERIALS              1     LS     4,900.00        4,900     0.03

                   TOTAL CONTRACTOR JOB EQUIPMENT                                23,660
                   ------------------------------                               -------

                                WEBCOR BUILDERS

                                  EXHIBIT "F"
                                  May 5, 1997
                            WEBCOR BUILDERS JOB #295
                                SYSTEMS ESTIMATE

Project:        CC5 PARKING STRUCTURE
Location:       CUPERTINO
CM:             SARES REGIS
Owner:          SYMANTEC
Arch:           HOK                                        Parking Stalls:  777
Estimate Date:  05-May-97                       Parking Structure Size: 290,862
Estimator:      SRN & Rich Lamb                                   Square Feet
Estimat #:      DD Budget January 31, 1997                 Schedule:  15 months


WBI CODE   SYS     DESCRIPTION                                                   PRICE      $/SF    %    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
             1     GENERAL CONDITIONS                                           356,772     $ 1.23
             2     SITEWORK                                                   1,823,993     $ 6.27
             3     LANDSCAPE AND IRRIGATION                                           0     $  -
             4     FOUNDATIONS                                                  307,255     $ 1.06
             5     BUILDING STRUCTURE                                         5,461,932     $18.78
             6     EXTERIOR ENVELOPE (VERTICAL)                                  18,750     $ 0.06
             7     WATERPROOFING, INSULATION, & ROOFING                         180,679     $ 0.62
             8     INTERIOR CONSTRUCTION                                         91,330     $ 0.31
             9     SPECIALTIES                                                    4,200     $ 0.01
            10     BUILDING EQUIPMENT                                                 0     $  -
            11     SPECIAL CONSTRUCTION                                               0     $  -
            12     BUILDING FURNISHINGS                                               0     $  -
            13     ELEVATORS                                                    128,000     $ 0.44
            14     FIRE SPRINKLERS                                              231,323     $ 0.80
            15     PLUMBING                                                      56,000     $ 0.19
            16     HVAC                                                         216,866     $ 0.75
            17     ELECTRICAL                                                   296,094     $ 1.02
            18     MISCELLANEOUS EXPENSES                                       119,854     $ 0.41
            19     CONTINGENCY                                                  100,000     $ 0.34
            20     CONTRACTOR JOB EQUIPMENT                                      23,660     $ 0.08
                                                                              ---------     ------
                   SUBTOTAL                                                   9,416,707     $32.38
                   CONTRACTORS FEE 2.5%                                         235,418     $ 0.81
                                                                              ---------     ------

                   PARKING STRUCTURE COST                                    $9,652,125
                                                                              ---------

                   Cost per sf                                                   $33.18
                   Cost per Stall                                               $12,422
                   Efficiency (SF/Stall)                                            374

                                Webcor Builders

--------------------------------------
GENERAL CONDITIONS
------------------------------------------------------------------------------------------------------------------------------
WBI CODE     SYS           DESCRIPTION             QUANTITY     UNIT     UNIT PRICE     PRICE     $/SF        COMMENTS
------------------------------------------------------------------------------------------------------------------------------
 01-010       1     GENERAL CONDITIONS                    1      LS      356,772.25     356,772   1.23  Pro rata with Building
                                                                                        -------
                    TOTAL GENERAL CONDITIONS                                            356,772
                                                                                        -------

--------------------------------------
SITEWORK
------------------------------------------------------------------------------------------------------------------------------
WBI CODE     SYS           DESCRIPTION             QUANTITY     UNIT     UNIT PRICE     PRICE     $/SF        COMMENTS
------------------------------------------------------------------------------------------------------------------------------
              2     Clear & Grub Site                     0      SF            0.00           0   0.00  See Sitework
              2     Mass Excavation                       1      LS      725,000.00     725,000   2.49
              2     Site Grading                          1      LS       50,000.00      50,000   0.17  Allowance
              2     Shoring & Underpinning                1      LS      940,100.00     940,100   3.23  Malcolm Bid
              2     Foundation Drain                  3,062      LF           25.00      76,550   0.26
              2     Foundation Drain Rock             4,593      CY            5.35      24,573   0.08
              2     Asphalt Patch                         0      LS            0.00           0   0.00  See Sitework
              2     Stall & Directional Striping        777     STL           10.00       7.770   0.03  Striping only
              2     Storm/Sewer/Water                     0      LS            0.00           0   0.00  See Sitework
                                                                                      ---------
                    TOTAL SITEWORK                                                    1,823,993
                                                                                      ---------
--------------------------------------
LANDSCAPE & IRRIGATION
------------------------------------------------------------------------------------------------------------------------------
WBI CODE     SYS           DESCRIPTION             QUANTITY     UNIT     UNIT PRICE     PRICE     $/SF        COMMENTS
------------------------------------------------------------------------------------------------------------------------------
              3                                                                               0   0.00
                                                                                             --
                    TOTAL LANDSCAPE & IRRIGATION                                              0
                                                                                             --
--------------------------------------
FOUNDATIONS
------------------------------------------------------------------------------------------------------------------------------
WBI CODE     SYS           DESCRIPTION             QUANTITY     UNIT     UNIT PRICE     PRICE     $/SF        COMMENTS
------------------------------------------------------------------------------------------------------------------------------
              4     Substructure Rebar              179,514     LBS            0.45      80,781   0.28
              4     Substructure                           1     LS         226,474     226,474   0.78
                                                                                        -------
                    TOTAL FOUNDATIONS                                                   307,255
                                                                                        -------
--------------------------------------
BUILDING STRUCTURE
------------------------------------------------------------------------------------------------------------------------------
WBI CODE     SYS           DESCRIPTION             QUANTITY     UNIT     UNIT PRICE     PRICE     $/SF        COMMENTS
------------------------------------------------------------------------------------------------------------------------------
              5     Superstructure Rebar          2,431,924     LBS            0.45   1,094,366   3.76
              5     Superstructure Concrete               1     LBS       4,053,566   4,053,566  13.94
              5     Block Walls - 4 ft high           3,324      SF           11.00      36,564   0.13
              5     Block Walls - 8'2" high           3,955      SF           11.00      43,505   0.15
              5     Block Walls - 12'-2" high         4,162      SF           11.00      45,782   0.16
              5     Metal Stairs & Landings              13     FLTS       7,800.00     101,400   0.35
              5     Temporary Stair Tower                 1      LS       15,000.00      15,000   0.05
              5     Misc Metals                           1      LS       30,000.00      30,000   0.10
              5     Railing @ Ramps & SE Stair          334      LF          125.00      41,750   0.14
                                                                                      ---------
                    TOTAL BUILDING STRUCTURE                                          5,461,932
                                                                                      ---------

                                Webcor Builders

EXTERIOR ENVELOPE (VERTICAL)
------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                  QUANTITY  UNIT    UNIT PRICE    PRICE     $/SF     COMMENTS
------------------------------------------------------------------------------------------------------------------------------
          6    HM Doors & Frames - 3' x 7'       17    EA        750.00     12.750    0.04
          6    HM Doors & Frames - 6' x 7'        3    EA      2,000.00      6,000    0.02
          6    Overhead Rolling Grill             0    EA          0.00          0    0.00     Not Required
                                                                            ------
                TOTAL EXTERIOR ENVELOPE (VERTICAL)                          18,750
                                                                            ------


WATERPROOFING, INSULATION & ROOFING
------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                  QUANTITY  UNIT    UNIT PRICE    PRICE     $/SF     COMMENTS
------------------------------------------------------------------------------------------------------------------------------
          7    Miradrain @ Perimeter Walls   46,893    SF          3.00    140,679    0.48    With Volclay backing
          7    Flashing & Sheet Metal             1    LS      5,000.00      5,000    0.02
          7    Exhaust Grates/Hoods               4    EA      7,500.00     30,000    0.10    ALLOWANCE
          7    Misc. Joint Sealers                1    LS      5,000.00      5,000    0.02
                                                                           -------
                TOTAL WATERPROOFING, INSULATION, & ROOFING                 180,679
                                                                           -------

INTERIOR CONSTRUCTION
------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                  QUANTITY  UNIT    UNIT PRICE    PRICE     $/SF     COMMENTS
------------------------------------------------------------------------------------------------------------------------------
          8    Misc. Rough Carpentry              1    LS     15,000.00     15,000    0.05
          8    Core & Shaft Walls               3.5    FLR    10,000.00     35,000    0.12    Per Floor Allowance
          8    Elevator Floors + Base           844    SF          7.50      6,330    0.02
          8    Misc. Painting                   3.5    FLR    10,000.00     35,000    0.12
                                                                            ------
                TOTAL INTERIOR CONSTRUCTION                                 91,330
                                                                            ------

SPECIALTIES
------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                  QUANTITY  UNIT    UNIT PRICE    PRICE     $/SF     COMMENTS
------------------------------------------------------------------------------------------------------------------------------
          9    Signage                            0    LS          0.00          0    0.00
          9    Fire Extinguisher & Cabinets      28    EA        150.00      4,200    0.01
          9    Toilet and Bath Accessories        0    EA          0.00          0    0.00
                                                                             -----
                TOTAL SPECIALTIES                                            4,200
                                                                             -----

BUILDING EQUIPMENT
------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                  QUANTITY  UNIT    UNIT PRICE    PRICE     $/SF     COMMENTS
------------------------------------------------------------------------------------------------------------------------------
         10    Parking Control Equipment          0                0.00          0    0.00     Not Provided
                                                                                --
                TOTAL BUILDING EQUIPMENT                                         0
                                                                                --

SPECIAL CONSTRUCTION
------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                  QUANTITY  UNIT    UNIT PRICE    PRICE     $/SF     COMMENTS
------------------------------------------------------------------------------------------------------------------------------
         11    Special Construction               0    EA          0.00          0    0.00
                                                                                --
                TOTAL SPECIAL CONSTRUCTION                                       0
                                                                                --


                                                               Page 3


                                WEBCOR BUILDERS

BUILDING FURNISHINGS

WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
           12      WINDOW COVERINGS                 0      EA          0.00           0     0.00

                   TOTAL BUILDING FURNISHINGS                                         0
                   --------------------------                                   -------



ELEVATORS

WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
           13      Four Stop Hydro, 150 fpm         2      EA    62,500.00      125,000     0.43    Standard Cabs
           13      Cab Floors                       2      EA     1,500.00        3,000     0.01    Floors Only

                   TOTAL ELEVATORS                                              128,000
                   ---------------                                              -------


FIRE SPRINKLERS

WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
           14      Fire Sprinkler System       289,154     SF         0.80      231,323     0.80

                   TOTAL FIRE SPRINKLERS                                        231,323
                   ---------------------                                        -------


PLUMBING

WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
           15      Parking Drainage                  1     LS     56,000.00       56,000     0.19   Floor/trench Drains

                   TOTAL PLUMBING                                                56,000
                   --------------                                               -------


H.V.A.C.

WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
           16      Ventilation & Exhaust       289,154    SF          0.75      216,866     0.75

                   TOTAL H.V.A.C.                                               216,866
                   --------------                                               -------


ELECTRICAL

WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
           17      Electrical System           289,154    SF          1.02      296,094     1.02
           17      Plaza Lighting, Allowance         0    LS          0.00            0     0.00    See Sitework

                   TOTAL ELECTRICAL                                             296,094
                   ----------------                                             -------

                                WEBCOR BUILDERS

MISCELLANEOUS EXPENSES
-----------------------------------------------------------------------------------------------------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            18     SAFETY INSPECTIONS                22    DY          375        8,250     0.03
            18     LIABILITY INSURANCE            0.58%    LS    9,650,000       55,970     0.19
            18     PRIME CONTRACTOR BOND          0.00%    LS            0            0     0.00     NOT INCLUDED
            18     SUBCONTRACTOR BONDS            1.50%    LS      800,282       12.004     0.04     MEPS Only
            18     ARCHITECTURAL/ENGR. SERVICES       0    LS            0            0     0.00     BY OWNER
            18     TESTING AND INSPECTION             0    LS            0            0     0.00     BY OWNER
            18     FINAL CLEAN UP               290,862    SF         0.15       43,629     0.15
            18     FEES AND PERMITS                   0    LS            0            0     0.00     BY OWNER

                   TOTAL MISCELLANEOUS SERVICES                                 119,854
                   ----------------------------                                 -------



CONTINGENCY
-----------------------------------------------------------------------------------------------------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            19     PROJECT CONTENTENCY @ 1%      1.00%     EA   10,100,000      100,000     0.34

                   TOTAL CONTINGENCY                                            100,000
                   -----------------                                            -------


CONTRACTOR JOB EQUIPMENT
-----------------------------------------------------------------------------------------------------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            20     JOBSITE CRANES                    1     LS         0.00            0     0.00    By subcontractors
            20     CRANE MOBILIZATION                1     LS         0.00            0     0.00
            20     TEMPORARY EQUIPMENT               1     LS         0.00            0     0.00
            20     MANLIFT                           1     LS         0.00            0     0.00
            20     EQUIPMENT, TOOLS, VEHICLES        1     LS    18,760.00       18,760     0.06
            20     EXPENDABLE MATERIALS              1     LS     4,900.00        4,900     0.02

                   TOTAL CONTRACTOR JOB EQUIPMENT                                23,660
                   ------------------------------                               -------

                                WEBCOR BUILDERS

                                  EXHIBIT "F"
                                  May 5, 1997
                            WEBCOR BUILDERS JOB #295

                                SYSTEMS ESTIMATE


Project:        CCS-OFFICE BUILDING

Location:       CUPERTINO
CM:             SARES REGIS
Owner:          SYMANTEC
Architect:      HOK/GUZZARDO
Estimate Date:    25-Feb-97
Estimator:        SRN & Rich Lamb                   Site Area O/S Building:   57,000 Square Feet
Estimate #:       DD-January 31, 1997                             Schedule:       12 months



---------------------------------------------------------------------------------------------------------------------------
WBI CODE        SYS                     DESCRIPTION                                  PRICE                      COMMENTS
---------------------------------------------------------------------------------------------------------------------------
                 1      GENERAL CONDITIONS                                                  0
                 2      SITEWORK                                                      462,594
                 3      LANDSCAPE AND IRRIGATION                                      272,300
                 4      FOUNDATIONS                                                         0
                 5      BUILDING STRUCTURE                                              7,500
                 6      EXTERIOR ENVELOPE (VERTICAL)                                        0
                 7      WATERPROOFING, INSULATION, & ROOFING                          150,800
                 8      INTERIOR CONSTRUCTION                                               0
                 9      SPECIALTIES                                                         0
                10      BUILDING EQUIPMENT                                                  0
                11      SPECIAL CONSTRUCTION                                                0
                12      BUILDING FURNISHINGS                                                0
                13      ELEVATORS                                                           0
                14      FIRE SPRINKLERS                                                     0
                15      PLUMBING                                                       80,500
                16      HVAC                                                                0
                17      ELECTRICAL                                                     16,000
                18      MISCELLANEOUS EXPENSES                                          9,068
                19      CONTINGENCY                                                    22,000
                20      CONTRACTOR JOB EQUIPMENT                                            0
                                                                                   ----------

                        SUBTOTAL                                                    1,022,762
                                                                                   ----------
                        CONTRACTORS FEE 2.5%                                           25,569
                                                                                   ----------

                        TOTAL SITEWORK COSTS                                       $1,048,331
                                                                                   ----------

                                WEBCOR BUILDERS

GENERAL CONDITIONS

WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
01 - 010    1      GENERAL CONDITIONS               1      LS                         0     0.00
                                                                                -------
                   TOTAL GENERAL CONDITIONS                                           0
                                                                                -------


SITEWORK

WBI CODE   SYS     DESCRIPTION                               QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            2      Clear & Grub Site                             0       SF          0.75           0      0.00
            2      City Street A/C repair                        1       LS     20,000.00      20,000      0.35  Allowance
            2      Grading @ S/E P.L. for ramp & Turf Road       1       LS      7,500.00       7,500      0.13
            2      Heavy base for East P.L. sidewalk         1,800       SF          3.00       5,400      0.09  Vehicular Concrete
                                                                                                                 Paving NIC
            2      Concrete Plaza Paving                     8,380       SF          6.00      50,280      0.88  Front & Rear Plaza
            2      Slate Paving                              2,680       SF         19.50      52,260      0.92  Front & Rear Plaza
            2      Foam Fill @ Slate & Int. Type Paving        480       CY         71.67      34,402      0.60  Front & Rear Plaza
            2      Turf Paver Fire Lane                      5,371       SF          6.00      32,226      0.57  At East Property
                                                                                                                 line
            2      Asphalt Fire Lane                         1,500       SF          4.25       6,375      0.11  At East Property
                                                                                                                 line
            2      West City Sidewalk                        1,900       SF          4.50       8,550      0.15  Includes Base
                                                                                                                 Prep.
            2      North Sidewalk                              714       SF          4.50       3,213      0.06  Includes Base
                                                                                                                 Prep.
            2      On site Sidewalks                         1,517       SF          5.50       8,344      0.15  Includes Base
                                                                                                                 Prep.
            2      New curbs at No. & East P.L.'s              600       LF         11.00       6,600      0.12
            2      Storm/Sewer/Water                             1       LS     40,000.00      40,000      0.70  Allowance
            2      Fountain & Pool                               0       LS          0.00           0      0.00  Eliminated From
                                                                                                                 Scope
            2      Concrete Sealing Walls 4ft wide             130       LF        370.00      48,100      0.84
            2      Concrete Planter seat wall 18" wide         792       LF        145.00     114,840      2.01
            2      Concrete Mow Bands                          101       LF          5.00         505      0.01
            2      Entry Steps                                 160       LF         25.00       4,000      0.07
            2      Project Sign Wall                             1       LS     20,000.00      20,000      0.35  PIP Concrete Sign
                                                                                                                 Allowance
                                                                                            ---------
                   TOTAL SITEWORK                                                             462,594
                                                                                            ---------
LANDSCAPE & IRRIGATION

WBI CODE   SYS     DESCRIPTION                              QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            3      Planting                                      1       LS     61,600.00      61,600      1.08  Jensen Quote
            3      Redwood Headerboard                           1       LS     10,000.00      10,000      0.18  Jensen Quote
            3      Irrigation                                    1       LS     53,100.00      53,100      0.93  Jensen Quote
            3      Normal Weight Soil on Structure               1       LS     65,300.00      65,300      1.15  Jensen Quote
            3      Soil Preparation, fertilizer, bark mulch      1       LS      9,800.00       9,800      0.17  Jensen Quote
            3      Volleyball Pit                                1       LS     10,000.00      10,000      0.18  No Equipment
            3      Clean up and 60 day maintenance               1       LS      2,600.00       2,600      0.05  Jensen Quote
            3      Redwood Headerboard                         998       LF         50.00      49,900      0.88  Assume 2 ft Tall
            3      Redwood Headerboard                           1       LS     10,000.00      10,000      0.18  @ S/E P.L.
                                                                                             --------
                   TOTAL LANDSCAPE & IRRIGATION                                               272,300
                                                                                             --------

FOUNDATIONS

WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
            4      Foundation Rebar                  0     LBS         0.00           0     0.00
            4      Foundation Rebar                  0     CY          0.00           0     0.00
                                                                                -------
                   TOTAL FOUNDATIONS                                                  0
                                                                                -------

                                WEBCOR BUILDERS

--------------------------------------
BUILDING STRUCTURE
------------------------------------------------------------------------------------------------------------------------------
WBI CODE     SYS           DESCRIPTION             QUANTITY     UNIT     UNIT PRICE     PRICE     $/SF        COMMENTS
------------------------------------------------------------------------------------------------------------------------------
              5     Shotcrete Wall Rebar                  0     LBS            0.45           0   0.00
              5     Metal Deck Topping Mesh               0      SF            0.45           0   0.00
              5     Misc                                  0     LBS            0.45           0   0.00
              5     Misc - Elevator Pits, Curbs, Etc      0      LS            0.00           0   0.00
              5     Topping over Waterproofed Deck
                    @ grade                               0      SF            2.00           0   0.00
              5     Shotcrete Walls                       0      CY            0.00           0   0.00
              5     Interior Ramp Wall                    0      SF            0.00           0   0.00
              5     Column Bases                          0      EA            0.00           0   0.00
              5     Topping @ Metal Deck                  0      SF            0.00           0   0.00
              5     Block Walls - 4 ft high               0      SF           11.00           0   0.00
              5     Steel Framing @ Parking Garage        0     TNS            0.00           0   0.00
              5     Metal Decking                         0      SF            0.00           0   0.00
              5     Metal Stairs & Landings               0     FLTS       7,800.00           0   0.00
              5     Hand Rails                           50      LF          150.00       7,500   0.13
                                                                                          -----
                    TOTAL BUILDING STRUCTURE                                              7,500
                                                                                          -----
--------------------------------------
EXTERIOR ENVELOPE (VERTICAL)
------------------------------------------------------------------------------------------------------------------------------
WBI CODE     SYS           DESCRIPTION             QUANTITY     UNIT     UNIT PRICE     PRICE     $/SF        COMMENTS
------------------------------------------------------------------------------------------------------------------------------
              6     Hollow Metal Doors & Frames           0      EA          750.00           0   0.00
              6     Overhead Rolling Grill                0      EA       10,000.00           0   0.00
                                                                                             --
                    TOTAL EXTERIOR ENVELOPE (VERTICAL)                                        0
                                                                                             --
--------------------------------------
WATERPROOFING, INSULATION, & ROOFING
------------------------------------------------------------------------------------------------------------------------------
WBI CODE     SYS           DESCRIPTION             QUANTITY     UNIT     UNIT PRICE     PRICE     $/SF        COMMENTS
------------------------------------------------------------------------------------------------------------------------------
              7     Fireproofing @ Steel                  0      SF            1.65           0   0.00
              7     Waterproof Deck o/s Bldg Line
                    @ Concrete                       15,000      SF            3.00      45,000   0.79
              7     Waterproof Deck o/s Bldg Line
                    @ Landscape                      42,000      SF            2.40     100,800   1.77
              7     Shotcrete Wall Waterproofing          0      SF            3.00           0   0.00
              7     Flashing & Sheet Metal                0      SF        5,000.00           0   0.00
              7     Louvers @ Elevator Shafts/
                    Garage                                0      LS       10,000.00           0   0.00
              7     Misc. Joint Sealers                   1      LS        5,000.00       5,000   0.09
                                                                                        -------
                    TOTAL WATERPROOFING, INSULATION, & ROOFING                          150,800
                                                                                        -------
--------------------------------------
INTERIOR CONSTRUCTION
------------------------------------------------------------------------------------------------------------------------------
WBI CODE     SYS           DESCRIPTION             QUANTITY     UNIT     UNIT PRICE     PRICE     $/SF        COMMENTS
------------------------------------------------------------------------------------------------------------------------------
              8     Misc. Rough Carpentry                 0      LS       15,000.00           0   0.00
              8     Core & Shaft Walls                    0     FLR       15,000.00           0   0.00  Per Floor Allowance
              8     Misc. Painting                        0     FLR        2,500.00           0   0.00
                                                                                             --
                    TOTAL INTERIOR CONSTRUCTION                                               0
                                                                                             --


                                WEBCOR BUILDERS

--------------------------------------
SPECIALTIES
--------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
10-520      9      FIRE EXTINGUISHERS & CABINETS    0      EA        150.00           0     0.00
10-800      9      TOILET AND BATH ACCESSORIES      0      EA        155.00           0     0.00
                                                                                -------
                   TOTAL SPECIALTIES                                                  0
                                                                                -------


--------------------------------------
BUILDING EQUIPMENT
--------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
11-400     10      FOOD SERVICE EQUIPMENT                                             0
                                                                                -------
                   TOTAL BUILDING EQUIPMENT                                           0
                                                                                -------


--------------------------------------
SPECIAL CONSTRUCTION
--------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
13-000     11      SPECIAL CONSTRUCTION              0     EA         0.00            0     0.00
                                                                                -------
                   TOTAL SPECIAL CONSTRUCTION                                         0
                                                                                -------


--------------------------------------
BUILDING FURNISHINGS
--------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
12-500     12      WINDOW COVERINGS                  0     EA          0.00           0      0.00
                                                                                -------
                   TOTAL BUILDING FURNISHINGS                                         0
                                                                                -------

--------------------------------------
ELEVATORS
--------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
           13      Four Stop Hydro, 150 fpm          0     EA     50,000.00           0      0.00   Standard Cabs
14-205     13      CAB FLOORS                        0     EA      1,500.00           0      0.00
                                                                                -------
                   TOTAL ELEVATORS                                                    0
                                                                                -------



--------------------------------------
FIRE SPRINKLERS
--------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
           14      Fire Sprinkler System             0     SF          0.80           0      0.00
                                                                                -------
                   TOTAL FIRE SPRINKLERS                                              0
                                                                                -------



--------------------------------------
PLUMBING
--------------------------------------
WBI CODE   SYS     DESCRIPTION                 QUANTITY   UNIT   UNIT PRICE      PRICE      $/SF    COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
           15      Parking Drainage                  0     LS     53,000.00           0      0.00
           15      Drainage for Area o/s
                     Building Line                   1     LS     71,500.00      71,500      1.25
           15      Water Supply For Irrigation       1     LS      9,000.00       9,000      0.16
                                                                                -------
                   TOTAL PLUMBING                                                80,500
                                                                                -------



--------------------------------------
H.V.A.C.
--------------------------------------


                                Webcor Builders

------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                  QUANTITY  UNIT    UNIT PRICE    PRICE     $/SF     COMMENTS
------------------------------------------------------------------------------------------------------------------------------
         16    Ventilation & Exhaust              0    SF          0.75          0    0.00
                                                                                --
                TOTAL H.V.A.C.                                                   0
                                                                                --

ELECTRICAL
------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                  QUANTITY  UNIT    UNIT PRICE    PRICE     $/SF     COMMENTS
------------------------------------------------------------------------------------------------------------------------------
         17    Electrical System                  0    SF          1.10          0    0.00
         17    Plaza Lighting, Allowance          1    LS     18,000.00     18,000    0.32
                                                                            ------
                TOTAL ELECTRICAL                                            18,000
                                                                            ------

MISCELLANEOUS EXPENSES
------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                  QUANTITY  UNIT    UNIT PRICE    PRICE     $/SF     COMMENTS
------------------------------------------------------------------------------------------------------------------------------
18 - 200 18    SAFETY INSPECTIONS                 4    DY           375      1,500    0.03     BY OWNER
18 - 250 18    LIABILITY INSURANCE             0.58%   LS     1,050,000      6,090    0.11
18 - 300 18    PRIME CONTRACTOR BOND           0.00%   LS             0          0    0.00     NOT INCLUDED
18 - 400 18    SUBCONTRCTOR BONDS              1.50%   LS        98,500      1,478    0.03     MEPS ONLY
18 - 500 18    GROSS RECEIPTS TAX (S.F. ONLY)  0.00%   LS     1,050,000          0    0.00
18 - 675 18    ARCHITECTURAL/ENGR. SERVICES       0    LS             0          0    0.00     BY OWNER
18 - 750 18    TESTING AND INSPECTION             0    LS             0          0    0.00     BY OWNER
18 - 900 18    FINAL CLEAN UP                     0    SF          0.15          0    0.00
18 - 950 18    FEES AND PERMITS                   0    LS             0          0    0.00     BY OWNER
                                                                             -----
                TOTAL MISCELLANEOUS EXPENSES                                 9,068
                                                                             -----

CONTINGENCY
------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                  QUANTITY  UNIT    UNIT PRICE    PRICE     $/SF     COMMENTS
------------------------------------------------------------------------------------------------------------------------------
19 - 100 19    PROJECT CONTINGENCY @2%            2%   EA     1,100,000     22,000    0.39
                                                                            ------
                TOTAL CONTINGENCY                                           22,000
                                                                            ------

CONTRACTOR JOB EQUIPMENT
------------------------------------------------------------------------------------------------------------------------------
WBI CODE SYS   DESCRIPTION                  QUANTITY  UNIT    UNIT PRICE    PRICE     $/SF     COMMENTS
------------------------------------------------------------------------------------------------------------------------------
17 - 061 20    JOBSITE CRANES                     0    LS      7,500.00          0    0.00
17 - 062 20    CRANE MOBILIZATION                 0    LS          0.00          0    0.00
17 - 063 20    TEMPORARY EQUIPMENT                0    LS      3,300.00          0    0.00
17 - 064 20    MANLIFT                            0    LS          0.00          0    0.00
17 - 065 20    EQUIPMENT, TOOLS, VEHICLES         0    LS     14,175.00          0    0.00
17 - 066 20    EXPENDABLE MATERIALS               0    LS      4,200.00          0    0.00
                                                                                --
                TOTAL CONTRACTOR JOB EQUIPMENT                                   0
                                                                                --


                                                               Page 5

                                    SYMANTEC
                     CC5 OFFICE BUILDING/PARKING STRUCTURE

                                  EXHIBIT "F"
                                  MAY 5, 1997
                            WEBCOR BUILDERS JOB #295

                           ASSUMPTIONS/QUALIFICATIONS

1.      OFFICE BUILDING:

        a.      Structural steel frame weight is 12 lb/sf.

        b. Precast is a white matrix for the bulk of the facade with a darker color as accented on the drawings.

        c.      Walls in loading dock/vault area are 8" CMU block.

        d. Stairs are pre-fab, pre-poured Sharon Stairs (or equal). No floor covering is provided in the shell estimate.

        e.      Roofing, including terraces, is a 4-ply built-up roof.

        f. Doors at core rooms are 3' x 8'0" oak or equal with non-mortised latch sets.

        g.      Doors off elevator lobbies are manufactured assemblies by "Total
                Door".

        h. The punched and strip windows are standard extrusions (2" x 4-1/2") with Kynar finish. The curtain wall at the entries is a 2-1/2" x 10" internally reinforced extrusion. The steps in the glazing are accomplished by applying surface stops to the mullions at the rear of the mullion. The entry doors are 1/2" tempered glass with Von Duprin panic hardware.

        i. The drywall scope includes all core walls, shaft walls, and penthouse but does not include perimeter or column furring.

        j. The rest rooms will have ceramic tile on the floor in the toilet areas, full height on the three wet walls in the toilet area and tile base only in the lavatory area. The remaining walls will have vinyl wall covering and the lavatory area floor will be carpeted with the tenant improvements.

        k. Painting is limited to exterior metals, all door and frames, rest room ceilings, and stairwells.

SYMANTEC - CC5 OFFICE BUILDING/PARKING STRUCTURE
ASSUMPTIONS/QUALIFICATIONS
Page 2
--------------------------------------------------------------------------------

        l. The lobby allowance is based on the sketches by HOK dated February 14, 1997. No allowance is included for the upper floors.

        m. Window washing sockets and tiebacks are included. Davit arms and scaffold are excluded.

        n. Insulation between the B1 level and the first floor is a sprayed on material with R-11 rating.

        o. Canopies are assumed to be painted steel with 9/16" laminated glass.

        p. The passenger elevators are standard hydraulic 3000#, 150 fpm with center opening doors. The "freight" elevator is a standard 4000# premanufactured hydraulic car as made by Otis, Schindler, etc. This is not an industrial type freight elevator.

        q.      Janitor sinks are included on all floors.

        r. Faucets are manual and flush valves are automatic with battery operators.

        s. The HVAC system is a built-up chilled water system with fan capacity for 4 watts/sf and chiller capacity for 6 watts/sf. The HVAC price takes into account the PG&E rebates which are available. The duct loops and fan coils are not included in the shell estimate.

        t. The electrical system provides a 3000 amp 480/277 service and a 125 kw backup generator to handle egress lighting, telephone switch, security, fire alarm, and one elevator. This system will provide 5 watts/sf for plug loads.

2.      PARKING STRUCTURE

        a. The basement will be shored and then have shotcrete walls installed against a miradrain with volclay backing. The shotcrete finish will be a rubber float.

        b. A perimeter foundation drain is installed around the base of the perimeter footings which ties into a central sump/ejector.

        c. Structural design is a combination of the January 31, 1997 design development drawings and Nishkian input provided on December 31, 1996.

        d. Interior walls at stairs are 4 ft. CMU with drywall above to the underside of the deck. Elevator shafts are full height CMU.

        e. Doors and frames are 3' x 7' hollow metal with non mortised latch sets.

SYMANTEC - CC5 OFFICE BUILDING/PARKING STRUCTURE
ASSUMPTIONS/QUALIFICATIONS
Page 3
-------------------------------------------------------------------------------

    f. No gates or grilles are provided at the two ramps to restrict access and no parking control equipment is included.

    g. Painting is limited to the elevator and stair cores. The columns, walls, and ceiling are not painted.

    h. The elevators are 3000 lb, 150 fpm, standard hydraulic elevators. The cabs are to be standard with an allowance included for the floors only.

    i. The parking structure will be ventilated as required by code and will have CO sensors regulating the fans.

    j. The basement slab on grade will be installed over the insitu subgrade material without rock or sand.

    k.  Lighting will be provided by high pressure sodium lamps.

    l.  All signage and graphics in the basement shall be provided by the Owner.

3.  SITEWORK:

    a. An allowance is included to upgrade the sub-base for the sidewalk at the apartments on the east side.

    b.  Plaza paving is slate tile bands set in between colored concrete fields.

    c. The fountain and pool have been deleted per the design development drawings.

    d.  All plaza lighting is included as an $18,000 allowance.

    e. The curb and gutter and sidewalk along De Anza are to remain as is and are therefore not included as new in the estimate.

    f.  Volleyball equipment is to be provided by the Owner.

    g.  All site walls are standard gray concrete.

    h. The soil on top of the deck will be a standard weight material as Nishkian has designed the structure to accommodate this.